UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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Rocky Brands, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROCKY BRANDS, INC.

39 East Canal Street

Nelsonville, Ohio 45764

April 29, 2024

Dear Shareholder:

I am pleased to invite you to the Annual Meeting of Shareholders of Rocky Brands, Inc. to be held on Wednesday, June 5, 2024, at 3:00 p.m., at the Ohio University Inn & Conference Center, located at 331 Richland Avenue, Athens, Ohio, 45701.

At the annual meeting, you will be asked to (i) elect Michael L. Finn, G. Courtney Haning, William L. Jordan, Curtis A. Loveland and Robert B. Moore, Jr. for two-year terms as Class II Directors; (ii) approve, on an advisory non-binding basis, the compensation of our named executive officers; (iii) approve the Rocky Brands, Inc. 2024 Omnibus Incentive Plan; (iv) ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and (v) transact any other business which may properly come before the meeting or any adjournment thereof. A copy of the proxy statement and the proxy card are enclosed.

It is very important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, please sign, date and return your proxy card in the enclosed envelope at your earliest convenience. We encourage you to vote over the internet, by telephone or by submitting your proxy by mail. If you are a shareholder of record and attend the meeting, you may vote in person if you wish, and your proxy will not be used.

Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

Sincerely,

Jason Brooks
Chairman of the Board, President and Chief Executive Officer

ROCKY BRANDS, INC.

39 East Canal Street

Nelsonville, Ohio 45764

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 29, 2024

To Our Shareholders:

The Annual Meeting of Shareholders of Rocky Brands, Inc. will be held at the Ohio University Inn & Conference Center located at 331 Richland Avenue, Athens, Ohio, 45701 on Wednesday, June 5, 2023, at 3:00 p.m. local time for the following purposes:

1)	To elect five Class II Directors of the Company, each to serve for a two-year term expiring at the 2026 Annual Meeting of Shareholders.

2)	To hold an advisory vote relating to the compensation of our named executive officers.

3)	To approve the Rocky Brands, Inc. 2024 Omnibus Incentive Plan.

4)	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

5)	To transact any other business which may properly come before the meeting or any adjournment thereof.

Owners of record of common stock of the Company at the close of business on April 15, 2024, will be entitled to vote at the meeting.

If you wish to attend the meeting, directions to the annual meeting may be obtained by visiting the Company’s website: www.rockybrands.com. Directors and officers of the Company and representatives of its independent registered public accounting firm will be present to answer your questions and to discuss its business.

We urge you to execute and return the enclosed proxy, or vote electronically over the Internet or by telephone, as soon as possible so that your shares may be voted in accordance with your wishes. Please refer to the proxy card enclosed for information on voting electronically or by telephone. If you attend the meeting, you may vote in person if you are a shareholder of record or authorized by a shareholder of record, and your proxy will not be used.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 5, 2024:
The proxy statement and annual report to security holders are available at www.edocumentview.com/RCKY.

By Order of the Board of Directors,

Jeremy D. Siegfried
Secretary

ROCKY BRANDS, INC.

39 East Canal Street

Nelsonville, Ohio 45764

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 5, 2024

This proxy statement is furnished to the shareholders of Rocky Brands, Inc. (throughout the proxy statement the terms “Company,” “we” and “our” refer to Rocky Brands, Inc.) in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on June 5, 2024, and at any adjournment thereof. The enclosed proxy is solicited by the Board of Directors of the Company. We began mailing this proxy statement to the Company’s shareholders on approximately April 29, 2024.

The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telephone or personal interview.

All shares represented by a properly submitted proxy will be voted as directed if the proxy is received by the Company before the meeting or, in the absence of specific instructions to the contrary, will be voted in accordance with the unanimous recommendations of the Board of Directors, which are:

●	FOR the election of Michael L. Finn, G. Courtney Haning, William L. Jordan, Curtis A. Loveland and Robert B. Moore, Jr. for two-year terms as Class II Directors of the Company;

●	FOR the approval, on an advisory non-binding basis, of the compensation of the Company’s named executive officers;

●	FOR the approval of the Rocky Brands, Inc. 2024 Omnibus Incentive Plan;

●	FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

●	At the discretion of the persons acting under the proxy, to transact such other business as may properly come before the meeting or any adjournment thereof.

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing a written notice with the Secretary of the Company prior to the meeting. Shareholders of record who attend the meeting may vote in person, and their proxies will not be used.

Holders of record of common stock of the Company at the close of business on April 15, 2024, the record date for the annual meeting, will be entitled to vote at the annual meeting. At that time, the Company had 7,423,181 shares of common stock outstanding and entitled to vote. Each share of common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the annual meeting.

The presence, in person or by proxy, of a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers’ shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on “routine” matters.

The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of common stock at a meeting at which a quorum is present. Proxies that are marked “Withhold Authority” and broker non-votes will not be counted toward such nominee’s achievement of a plurality and thus will have no effect.

Approval of the proposal relating to the compensation of our named executive officers and approval of the Rocky Brands, Inc. 2024 Omnibus Incentive Plan require the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the annual meeting and entitled to vote on such proposal. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a vote against the proposal. Broker non-votes are disregarded and will have no effect. The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a vote against the proposal. There will not be any broker non-votes with respect to this proposal, as it is considered to be a “routine” matter as described above.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Company’s Code of Regulations provides for a classified board of directors with two classes. The total number of authorized directors has been fixed by the Board of Directors at nine. Each class of directors consists, as nearly as practical, of one-half of the total number of directors with four directors in Class I and five directors in Class II. The Board of Directors proposes the re-election of the five incumbent Class II Directors to continue their service as Class II Directors at the 2024 Annual Meeting of Shareholders. The four incumbent Class I Directors will continue in office until the 2025 Annual Meeting of Shareholders.

Michael L. Finn, G. Courtney Haning, William L. Jordan, Curtis A. Loveland and Robert B. Moore, Jr. are currently Class II Directors of the Company and are being nominated by the Board of Directors for re-election for two-year terms as Class II Directors.

It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Michael L. Finn, G. Courtney Haning, William L. Jordan, Curtis A. Loveland and Robert B. Moore, Jr. for two-year terms as Class II Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any of the nominees for director should become unavailable, the number of directors of the Company may be decreased pursuant to the Company’s Code of Regulations, or the Board of Directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for such substitute nominee.

It is the policy of the Board of Directors that any nominee who receives a greater number of votes marked “Withhold” than “For” in an election that is not contested is expected to tender his or her resignation as a director to the Board of Directors promptly following certification of the election results. The Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation. The Board of Directors will then act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation and factors the Board of Directors deems relevant, and will disclose its decision regarding the resignation within 90 days after certification of the election results. If the resignation is not accepted, such director will continue to serve until the next annual meeting of shareholders at which such director faces re-election and until such director’s successor is duly elected and qualified.

The Board of Directors recommends that the shareholders vote FOR the election of each of the nominees for Director.

The following table sets forth for each nominee and each continuing director of the Company their name, age, the year in which they became a director of the Company, their term expiration, class of Director, the Board committees on which they serve and their position with the Company.

DIRECTORS OF THE COMPANY

		Director	Term	Director	Board
Name	Age	Since	Expiration	Class	Committees	Position

Michael L. Finn	80	2004	2024	Class II (nominee)	Compensation, Nominating and Corporate Governance	Director

G. Courtney Haning	75	2004	2024	Class II (nominee)	Audit and Nominating and Corporate Governance	Director, Lead Independent Director

William L. Jordan	52	2017	2024	Class II (nominee)	Audit and Compensation (Chair)	Director

Curtis A. Loveland	77	1993	2024	Class II (nominee)	None	Director and Assistant Secretary of the Company

Robert B. Moore, Jr.	73	2017	2024	Class II (nominee)	Compensation, Nominating and Corporate Governance (Chair)	Director

Jason Brooks	52	2017	2025	Class I	None	Director, Chairman of the Board, President and CEO of the Company

Robyn R. Hahn	54	2021	2025	Class I	Compensation, Nominating and Corporate Governance	Director

Dwight E. Smith	66	2023	2025	Class I	Audit and Compensation	Director

Tracie A. Winbigler	58	2019	2025	Class I	Audit (Chair)	Director

BOARD DIVERSITY MATRIX

The following matrix is provided in accordance with applicable Nasdaq listing requirements as of March 31, 2024:

	Male	Female	Non-Binary	Gender Did Not Disclose
Total Number of Directors: 9
Part I: Gender Identity
Directors	7	2	-	-
Part II: Demographic Background
African American or Black	1	-	-	-
Alaska Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latino	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	6	2	-	-
Two or More Races or Ethnicities LGBTQ+	-	-	-	-
Did Not Disclose Demographic Background	-	-	-	-

BOARD EXPERIENCE AND QUALIFICATIONS

The following information is provided for each director and each person nominated for election as a director, and includes descriptions of their specific experience, qualifications, attributes and skills that led to the conclusion that they should serve on the Board of Directors.

Michael L. Finn has served as Chairman of Power Distributors, LLC, a wholesale distributor of outdoor power equipment in Columbus, Ohio, since 2014, and President of Chesapeake Realty Co., a real estate development and management company in Columbus, Ohio, since 1970. Prior to that, he served as President of Central Power Systems, the predecessor of Power Distributors, LLC, from 1985 until 2014. Mr. Finn has also served as Chairman of the Board of Directors of Power Source Canada, a Canadian corporation that markets and distributes outdoor power equipment, since 2004. Mr. Finn’s board member experience, operations and management experience in retail and distribution, and business management experience, including his service as a president of both a distribution company and a real estate development company, qualify him to continue serving as a member of the Board of Directors.

G. Courtney Haning has served on the Company’s Board of Directors since 2004 and as Lead Independent Director since May 2021. Mr. Haning served as an independent director of both Peoples National Bancshares, Inc., a bank holding company, and People’s State Bank of New Lexington, Ohio, from 2017 to January 2024. Prior to that, Mr. Haning served as Chairman and Chief Executive Officer of Peoples National BancShares Inc. from 1996 to 2017. He served as Chairman and Chief Executive Officer of Peoples National Bank, a community bank in New Lexington, Ohio, from January 1991 until April 2015. He also served as President of Peoples National Bank from January 1991 until January 2015 and President of Peoples National BancShares Inc. from 1996 until 2017. Mr. Haning’s business management experience in finance, corporate credit and community relations, including his service as a chief executive officer, qualify him to continue serving as a member of the Board of Directors.

William L. Jordan served as President of Designer Brands Inc., formerly known as DSW Inc., from June 2021 to December 2023. Prior to that, he served as Chief Growth Officer of Designer Brands Inc. from February 2020 to June 2021. Prior to that, Mr. Jordan served as President of DSW Designer Shoe Warehouse, Inc. (“DSW”) from February 2019 to January 2020, and as Executive Vice President of Designer Brands Inc. from March 2009 to January 2020. In addition, Mr. Jordan served as President of Town Shoes Limited, a wholly owned subsidiary of Designer Brands Inc., from May 2018 to January 2019. From February 2015 to May 2018, Mr. Jordan also served as Chief Administrative Officer of Designer Brands Inc. In that role, Mr. Jordan’s direct responsibilities included strategy, supply chain, logistics, human resources, real estate, store design and construction and legal. Designer Brands Inc. is one of North America’s largest designers, producers and retailers of footwear and accessories, and is headquartered in Columbus, Ohio. Mr. Jordan joined Designer Brands Inc. in January 2006 as Vice President & General Counsel and was promoted to Senior Vice President & General Counsel in March 2006. He was then promoted to Executive Vice President and General Counsel in March 2009. Mr. Jordan’s experience in the retail footwear and accessories industry qualify him to serve as a member of the Board of Directors.

Curtis A. Loveland has been a practicing corporate attorney for over 40 years and has been a partner in the law firm of Porter, Wright, Morris & Arthur LLP, Columbus, Ohio since 1979. He has served as a board member, secretary, or counsel for numerous public and private companies in a variety of industries including manufacturing, technology, medical devices, retailing and telecommunications. He has served on the Company’s Board of Directors since 1993 and as Corporate Secretary from 1992 to May 2021. In addition to his law degree, Mr. Loveland holds a business degree with a major in accounting. Mr. Loveland’s board member experience and knowledge and skills with respect to corporate governance, finance and accounting, mergers and acquisitions, and general business law qualify him to continue serving as a member of the Board of Directors.

Robert B. Moore, Jr. has over 45 years of experience in the footwear and apparel industry. He currently serves as Executive Director and as member of the board of directors of Bhartiya International, Ltd. (“Bhartiya”), a listed public company headquartered in New Delhi, India. Prior to that, he was a consultant at Bhartiya and also served as Chief Executive Officer of Bhartiya from April 2013 through March 2017. Bhartiya is a public company listed on the Mumbai (trading symbol BIL) and NSE exchanges, whose customers include many prominent brands and retailers including Coach, Ralph Lauren, Tommy Hilfiger, Calvin Klein, Levi Strauss and All Saints. At Bhartiya and in his prior positions, Mr. Moore has had executive experience and responsibilities managing several footwear and leather companies. Prior to joining Bhartiya, Mr. Moore was President and CEO of Shanghai Richina Leather Company, Ltd., Shanghai, China, a producer of finished leather for the footwear, handbag and auto seat industries, from March 2009 until February 2013. He also served as President and CEO of Prime Tanning Company, Inc., Berwick, Maine; President of Sperry Topsider, Inc., Lexington, Massachusetts; and President of Bostonian Shoe Company, Kennett Square, Pennsylvania. Mr. Moore’s experience in the footwear and apparel industry qualify him to serve as a member of the Board of Directors.

Jason Brooks has served as President and Chief Executive Officer of the Company since May 2017, and as Chairman of the Board since May 2021. Prior to that, he served as President, Core Brands, of Rocky Brands US, LLC from February 2016 until May 2017. He previously served as President, U.S. Wholesale Sales, of Rocky Brands US, LLC from March 2011 until February 2016. Prior to that, he served as the Senior Vice President, U.S. Wholesale from August 2010 until March 2011. From September 2001 until August 2010, Mr. Brooks held various Vice President of Sales positions within the Company. He began his career with the Company in 1997 as an independent sales representative. Mr. Brooks’ position as Chief Executive Officer and his experience in the footwear industry qualify him to serve as a member of the Board of Directors. Jason Brooks is the son of Mike Brooks.

Robyn R. Hahn served as President, Commercial Lines of Westfield Insurance from June 2021 to July 2023. Before that, Ms. Hahn served as President, Small Business of Westfield Insurance from May 2018 until June 2021. She also served as Group Marketing and Communications Leader (chief marketing officer) of Westfield Insurance from July 2015 until May 2018. From April 2014 to March 2015, she was Chief Marketing Officer of Fireman’s Fund Insurance Company. From October 2009 to April 2014 she was Vice President of Marketing, Business Insurance, for Travelers Business Insurance. Prior thereto she was employed by Nationwide Insurance and served in multiple leadership roles of increasing responsibility over 15 years, including Vice President of Sales from March 2005 to March 2007 and Vice President, Customer Experience from March 2007 to October 2009. Ms. Hahn began her insurance career as an agent before moving into management. Ms. Hahn has served on the board of the Westfield Insurance Foundation since 2015, the WVIZ/PBS Ideastream Board of Trustees from 2016 to 2020, and is a 2018 alumna of the Cleveland Leadership Center. Ms. Hahn’s business management experience leading sales, operations, marketing, branding, corporate communications, digital and customer experience functions, and the adaptation of the technology to these functions, along with her general management and strategic planning experience, qualify her to continue serving as a member of the Board of Directors.

Dwight E. Smith serves on the boards of Nationwide Children’s Hospital and the Highlights Foundation. He served as Founder Emeritus of Sophisticated Systems, Inc. from February 2023 to July 2023 and prior to that served as President and CEO from July 1990. Mr. Smith founded Sophisticated Systems, Inc. to provide businesses with a comprehensive set of information technology solutions ranging from technology deployments and assessments to fully outsourced managed services in areas including cloud computing and cyber security. Prior to founding Sophisticated Systems, Mr. Smith served in a variety of roles with Software Alternatives, Inc., Cullinet Software, Inc. and IBM. Mr. Smith currently serves on the board of directors of Peoples Bancorp Inc. and its subsidiary, Peoples Bank, as well as OCLC, Inc., a nonprofit global library organization, and SureImpact, Inc., a privately-held data analytics firm. Mr. Smith previously served on the board of Choice Legal, Inc., a privately-held company in the records retrieval business between December 2016 to October 2022; Federal Reserve Bank of Cleveland from 2015 to 2022; State Auto Financial Corporation from 2020 to 2022; State Auto Mutual Insurance Company from 2005 to 2022; and CTL Engineering Inc. from 2005 to 2021. Mr. Smith’s business management experience, including his experience as a chief executive officer, qualify him to continue serving as a member of the Board of Directors.

Tracie A. Winbigler has served as Executive Vice President and Chief Financial Officer of Amtrak since June 2019. In March 2023, Ms. Winbigler’s role at Amtrak expanded to include Business Transformation. Previously, Ms. Winbigler served as Chief Financial Officer of REI, a cooperative retailer of outdoor apparel, footwear and equipment from December 2015 until May 2019. From May 2014 to November 2015, she was Chief Operations Officer of National Geographic Society, where she also previously served as Executive Vice President and Chief Financial Officer from August 2012 to April 2014. From 1987 to July 2012, Ms. Winbigler was employed in various positions of increasing responsibility by General Electric Company and its subsidiaries, including as Executive Vice President and Chief Financial Officer of GE Asset Management and as Chief Financial Officer of GE Transportation and GE Nuclear Energy. Ms. Winbigler is a 1987 graduate of Ohio Wesleyan University, Delaware, Ohio, where she served as a member of its Board of Trustees and Chair of its Audit Committee. Ms. Winbigler’s business management experience in the areas of accounting, finance and operations, along with her experience in the outdoor and retail industries qualify her to continue serving as a member of the Board of Directors.

PROPOSAL 2 – ADVISORY VOTE ON THE COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934, as amended, requires the Company to include in its proxy statement at least once every three years an advisory vote regarding named executive officer compensation. In a non-binding advisory vote on the frequency of future say-on-pay votes held at the 2023 Annual Meeting of Shareholders, the Company’s shareholders approved conducting a say-on-pay vote every year by a majority of the votes cast. The Company has considered the outcome of this advisory vote and has determined that the Company will hold say-on-pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of say-on-pay votes. The Company asks that you indicate your approval of the compensation paid to our named executive officers as described in this proxy statement under the heading “Executive Compensation,” which includes compensation tables and narratives included elsewhere in this proxy statement.

Because your vote is advisory, it will not be binding on the Board of Directors. However, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation. The Compensation Committee has structured its executive compensation programs primarily to motivate executives to achieve the business goals established by the Company and reward executives for meeting business goals and delivering superior performance as measured against those business goals.

For the reasons discussed above and in this proxy statement under the heading “Executive Compensation,” the Board of Directors recommends that shareholders vote to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The Board of Directors recommends that shareholders vote FOR the approval on an advisory non-binding basis the compensation of named executive officers.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors of the Company held a total of five meetings during 2023. During 2023, each of the directors attended 75% or more of the total number of (i) meetings of the Board and (ii) meetings of committees of the Board on which such director served during the period that each served, with the exception of Mike Brooks who resigned and retired from the Board effective as of December 31, 2023.

Upon consideration of the criteria and requirements regarding director independence set forth in the Marketplace Rules of the NASDAQ Stock Market, the Board of Directors has determined that a majority of its members are independent. Specifically, the Board has determined that each of Messrs. Finn, Haning, Jordan, Loveland, Moore and Smith, and Mses. Hahn and Winbigler meets the standards of independence established by Marketplace Rule 5605(a)(2).

The Company has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The members of the Audit Committee are Ms. Winbigler (Chairwoman) and Messrs. Smith, Haning and Jordan. The Board of Directors has determined that each of Ms. Winbigler and Messrs. Smith, Haning and Jordan is independent as independence is defined in Marketplace Rule 5605(a)(2) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and that the Audit Committee meets the composition requirements of Marketplace Rule 5605(c)(2). The Board of Directors has determined that Ms. Winbigler meets the requirements of an “audit committee financial expert” as set forth in Section 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”).

The Audit Committee met eight times during 2023. The Audit Committee oversees and monitors management’s and the independent registered public accounting firm’s participation in the accounting and financial reporting processes and the audits of the financial statements of the Company. The Audit Committee has the responsibility to appoint, compensate, retain and oversee the work of the independent registered public accounting firm and to consult with the independent registered public accounting firm on matters relating to the scope of the audit, any non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacy of the Company’s internal control procedures. The Audit Committee also reviews related party transactions. The Audit Committee is governed by a Fourth Amended and Restated Audit Committee Charter, which is posted on the Company’s website at www.rockybrands.com. The Audit Committee Report relating to the 2023 fiscal year appears on page 37.

The members of the Compensation Committee are Messrs. Jordan (Chairman), Finn, Moore and Smith, and Ms. Hahn. The Board of Directors has determined that each of Messrs. Jordan, Finn, Moore, Smith, and Ms. Hahn is independent as independence is defined in Marketplace Rule 5605(a)(2). The Compensation Committee is governed by a Second Amended and Restated Compensation Committee Charter, which is posted on the Company’s website at www.rockybrands.com. The Compensation Committee met five times during 2023. This Committee administers the Amended and Restated 2014 Omnibus Incentive Plan and the Incentive Compensation Plan, and approves compensation for the Company’s executive officers. The Compensation Committee report relating to the 2023 fiscal year appears on page 35. For more information on the Compensation Committee, please refer to “Executive Compensation – Compensation Discussion and Analysis – The Compensation Committee,” beginning on page 16.

The members of the Nominating and Corporate Governance Committee are Messrs. Moore (Chairman), Finn and Haning, and Ms. Hahn. The Board of Directors has determined that each of Messrs. Moore, Finn and Haning, and Ms. Hahn is independent as independence is defined in Marketplace Rule 5605(a)(2). The Third Amended and Restated Nominating and Corporate Governance Committee Charter is posted on the Company’s website at www.rockybrands.com. The Nominating and Corporate Governance Committee met five times during 2023. The Nominating and Corporate Governance Committee oversees the director nomination process. The Nominating and Corporate Governance Committee has the responsibility to identify and recommend individuals qualified to become directors.

When considering potential candidates, the Nominating and Corporate Governance Committee reviews the candidate’s character, judgment and skills, including financial literacy and experience in the context of the needs of the Board of Directors. Neither the Nominating and Corporate Governance Committee nor the Board of Directors has a formal policy with regard to the consideration of diversity in identifying director nominees; however, how a specific nominee contributes to the diversity of the Board of Directors is considered by both the Nominating and Corporate Governance Committee and the Board of Directors in determining candidates for the Board. The Committee and the Board consider diversity by identifying a nominee’s experience and background and determining how such experience and background will complement the overall makeup of the Board. The Committee and the Board prefer nominees who will contribute to a board that is diverse in terms of business training, experience across a range of industries, leadership, background and education. The Company generally does not pay any third parties to identify or evaluate, or assist in identifying or evaluating, potential nominees.

The Nominating and Corporate Governance Committee considers the recommendations of shareholders regarding potential director candidates. In order for shareholder recommendations regarding possible director candidates to be considered by the Nominating and Corporate Governance Committee:

●

Such recommendations must be provided to the Nominating and Corporate Governance Committee c/o Rocky Brands, Inc., 39 East Canal Street, Nelsonville, Ohio 45764, in writing at least 120 days prior to the date of the next scheduled annual meeting;

●	The nominating shareholder must meet the eligibility requirements to submit a valid shareholder proposal under Rule 14a-8 of the Securities and exchange Act of 1934, as amended; and

●	The nominating shareholder must describe the qualifications, attributes, skills, or other qualities of the recommended director candidate.

The Nominating and Corporate Governance Committee also has the responsibility to develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company and to administer and oversee the Company’s Code of Business Conduct and Ethics.

Mr. J. Brooks, the Company’s President and Chief Executive Officer (“CEO”), currently serves as the Company’s Chairman of the Board. The Board believes that it is in the best interests of the Company and its shareholders for the Board to determine which director is best qualified to serve as Chairman, including whether the position of Chairman and the office of CEO should be held by the same person and whether the Chairman should be independent. Under the Company’s Corporate Governance Guidelines, if the Chairman is not an independent director or is also the CEO of the Company, a majority of the independent directors of the Board will consider whether it is appropriate to appoint a Lead Independent Director. In May 2021, Mr. Haning was appointed Lead Independent Director. Under the Company’s Corporate Governance Guidelines, the Lead Independent Director shall:

●	Preside at all meetings of the Independent Directors and any Board meeting when the Chairman is not present, including executive sessions of the Independent Directors;

●	Provide feedback from the executive sessions of the Independent Directors to the Chairman and the CEO;

●	Call meetings of the Independent Directors at such time and place as the Lead Independent Director determines necessary and appropriate and set the agenda for such meetings;

●

Following consultation with the Chairman and the CEO, approve the Board’s meeting agendas, schedules and information flow to the directors to assure they provide sufficient focus, time and background for discussion of all agenda items;

●	Serve as primary liaison between the Independent Directors and the Chairman and the CEO;

●	Be available for consultation and direct communication with major shareholders where appropriate, upon request; and

●	Perform such other functions as the Board may request.

Each incumbent director’s knowledge of the Company and industry as a result of the director’s years of service on the Board, and the fact that each of the directors other than Mr. J. Brooks is independent, allows the Independent Directors to provide appropriate independent oversight of management and to hold management accountable for the execution of strategy. The Board has determined that its leadership structure, including each of the committees of the Board, is appropriate because it allows for beneficial communication between the outside directors and the management of the Company and effective management of the oversight tasks required of the Board.

Our CEO is responsible for providing day-to-day leadership and establishing the Company’s course of action for achieving performance goals, while the Independent Directors provide strategic guidance. The Board of Directors believes that this structure helps facilitate the role of the Independent Directors in the oversight of the Company and the active participation of the Independent Directors in setting agendas and establishing priorities and procedures that work for the Board of Directors. The Chairman acts as a key liaison between the Board of Directors and the other members of management.

Our CEO and senior management are responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management, including general oversight of (i) the financial exposure of the Company, (ii) risk exposure as related to the overall Company portfolio and impact on earnings, (iii) oversight of information technology security and cybersecurity risk, and (iv) all systems, processes, and organizational structures and people responsible for finance and risk functions. Certain risks are overseen by committees of the Board of Directors and these committees make reports to the full Board of Directors, including reports on noteworthy risk management issues. Financial risks are overseen by the Audit Committee which meets with management to review the Company’s major financial risk exposure and the steps management has taken to monitor and control such exposures. Compensation risks are overseen by the Compensation Committee.

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and all employees. The Code of Business Conduct and Ethics is posted on our website at www.rockybrands.com. The Code of Business Conduct and Ethics may be obtained free of charge by writing to Rocky Brands, Inc., Attn: Chief Financial Officer, 39 East Canal Street, Nelsonville, Ohio 45764.

Members of the Company’s senior management report to the full Board of Directors about their areas of responsibility, including reports regarding risk within such areas of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting of risks is conducted as needed or as requested by the Board of Directors or its committees.

We believe that our board leadership structure promotes effective oversight of the Company’s risk management by providing unified leadership through a single person, while allowing for contributions from our independent Board members, all of whom are fully engaged in Board deliberations and decisions.

The Company’s Board of Directors welcomes communications from shareholders. Shareholders may send communications to the Board of Directors, or to any director in particular, c/o Rocky Brands, Inc., 39 East Canal Street, Nelsonville, Ohio 45764. Any correspondence addressed to the Board of Directors, or to any one of the Company’s directors in care of our offices is forwarded to the addressee without review by management.

It is the Company’s expectation that all members of the Board of Directors attend the Annual Meeting of Shareholders. All of the members of the Company’s Board of Directors then serving were present at the Company’s 2023 Annual Meeting of Shareholders.

INFORMATION CONCERNING ESG

We understand a critical component of our success in the footwear marketplace has been the result of our continued commitment to conducting responsible business practices. Our consumers rely on high quality, durable products that incorporate the highest level of comfort along with environmentally sound and socially responsible practices.

Our vision is to create meaningful products for our consumers through avenues of strategic business opportunities, and by encouraging our associates to express their talents in ways that elevate our product offering. We continuously tap into our passion for strong product innovation, associate safety and well-being, and sustainable strategies to improve our positive impact on society and the planet. We continuously leverage our global scale of operations to execute this passion and to provide products across our varied markets in the footwear and apparel industry.

Overview of ESG

Our Board and key members of our executive team oversee our environmental, social and governance (ESG) policies and procedures. Our Board is actively engaged in areas of our strategic direction and growth, and hold regular meetings throughout the year to discuss ESG-related developments, among other corporate governance matters. Our board members and key Executive-level personnel assist in setting ESG strategies, recommending and approving policies and practices, and overseeing the monitoring and reporting of ESG matters.

ESG Reporting

This proxy statement provides only a high-level overview of our ESG policies and procedures. Our Inaugural Environmental, Social and Governance Report (the “ESG Report”) was issued on April 4, 2024 and is available on our CSR Sustainability page of our website at www.rockybrands.com/about-us/csr-sustainability/. The ESG Report is not a part of, or incorporated by reference into, this proxy statement. The ESG Report illustrates how we drive corporate responsibility and serve our community through avenues of product innovation, philanthropy and responsible business practices.

ESG Focus Areas

The ESG Report identified business-relevant ESG priorities in line with investors and peers, as well as leading rating agencies and industry frameworks. Highlights of some of these are summarized below:

Product Innovation: Our product design, development and manufacturing integrate innovative processes that combine our standards of quality, functionality and comfort to meet the needs of our consumers. Throughout our entire product development and manufacturing process, we strive to be responsible stewards and business partners in our communities and marketplace. From raw material sourcing to developing fabrics and leathers, producing footwear to distributing products to key retailers and consumers, we ensure there is consideration of the environmental impacts of our products while keeping our operational footprint in mind.

In addition, to facilitate humane, suitable working conditions and promote ethical business practices at our manufacturing centers, we ensure our suppliers and associates comply with our Ethical Manufacturing Principles. Such principles align with our mission to promote and inspire responsible business practices.

People Focused: Founded from the humble beginnings of a small, family-owned business, our associates have always been the key to making our Company successful. As such, we believe that it is important to foster an environment that advocates for all areas of employee health, including physical, mental and emotional well-being. We aim to provide a culture that promotes the authenticity of our people while ensuring everyone can thrive in a collaborative innovative space to promote our footwear and apparel products. Our people culture is built on our core values of integrity, responsibility and humility.

The ability to attract, retain and develop talented employees is crucial to our long-term success. We are committed to having a diverse and inclusive workforce which is reflective of a wide range of cultures, religions, ethnicities and nationalities as well as varied professional and educational backgrounds. We believe that our approach to diversity, equity and inclusion results in improved outcomes and policies at our Company. We aim to foster an inclusive workplace through recruitment and development efforts, and through the retention of diverse talent with a goal of expanding representation across all dimensions of equality and inclusion.

At Rocky Brands, community giving is part of our competitive strength. We have a longstanding history of supporting our communities through volunteerism, philanthropic donations and community initiatives. We encourage everyone at our Company to get involved and help improve the quality of life for those living in the communities in which we operate. The Rocky Community Improvement Fund (RCIF) was established to support the community in which we are headquartered, in the heart of Ohio’s Appalachian region. Since 2009, the RCIF has provided impactful support to our local communities by awarding grants to build a clean, safe and healthy community for our neighbors. Since the establishment of the fund, Rocky Brands, in aggregate, has awarded over $3 million to area non-profit organizations.

Environmental Stewardship: As a global footwear and apparel company comprised of a wide range of premium brands, we aim to manage our environmental resource use in a responsible manner. We are committed to continuously improving the environmental impacts of our products while keeping our operational footprint in mind. Our environmental practices and policies permeate throughout our Company, extending to our vendors, suppliers and corporate facilities.

Sustainable practices are central to our product development process, from material sourcing to manufacturing, and distribution to our retail partners. Additionally, we understand our responsibility in the management of natural resources and the impact it can have on climate change, especially regarding energy consumption. We remain focused on practicing environmental stewardship for energy, waste and water, while continuously identifying areas where we can improve our performance.

We are committed to understanding the composition of our greenhouse gas (GHG) footprint, so we can identify opportunities to mitigate climate-related risks in our operations. We are continuously assessing and identifying opportunities to improve our natural resource consumption linked to GHG emissions, including waste, water and energy use. As part of our efforts to reduce our GHG footprint across our value chain, we have invested in energy efficiency initiatives, such as retrofitting for LED lighting, renewable energy use and the adoption of various energy savings policies. Our Corporate Travel Policy targets the reduction of vehicle fuel consumption to mitigate GHG emissions. In our supply chain, we aim to reduce GHG emissions associated with raw material sourcing, manufacturing and distribution. In our distribution processes, we utilize logistics partners that have implemented environmental management policies to reduce GHG emissions from transportation operations. In addition, our sourcing and operations teams are utilizing various communications tools to reduce the need and volume of global travel, reducing aviation and vehicle related emissions.

Responsible Governance: We are committed to operating in a manner that employs responsible corporate governance practices. Our governance structure enables the execution of our policies, strengthens transparency of management-level actions and enhances our ability to generate long-term shareholder value. We have prioritized the adoption of high standards of ethics and compliance to meet industry best practices. Our Board is directly involved in assuring we are conducting ourselves responsibly and actively participates in frequent reviews of our risk management processes and systems. Along with our leadership team, the Board is dedicated to driving the growth of our Company focused on sustainable profitability for the benefit of all of our stakeholders.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Current Executive Officers

In addition to Jason Brooks, the following individuals are executive officers of the Company:

Thomas D. Robertson, 39, currently serves as Chief Financial Officer, Chief Operating Officer and Treasurer of the Company. He has served as Chief Financial Officer and Treasurer since September 2023 and as Chief Operating Officer since November 2022. Prior to that, he served as Executive Vice President, Chief Financial Officer and Treasurer from May 2018 to February 2023, and as Vice President, Chief Financial Officer and Treasurer from March 2017 to May 2018. Upon joining the Company in October 2016, he served as Senior Financial Analyst. Prior to that, from July 2015 until September 2016, he was an audit manager with Deloitte & Touche LLP. From September 2008 until July 2015, he held various audit positions with Schneider Downs & Co., Inc. While practicing with Schneider Downs and Deloitte, Mr. Robertson spent the majority of his time working with publicly-traded footwear companies.

Byron Wortham, 57, has served as Senior Vice President of Georgia Boot and Durango Brands since February 2023. Prior to that, he served as President, Core Brands since June 2017. Before that, he served as Vice President, Brand General Manger of Durango since December 2015. He previously served as Vice President, Sales – Western Division from August 2011 to December 2015. Prior to that, he served as Manager, National Sales – Western Division from November 2010 to August 2011, Region Sales Manager from September 2009 to November 2010, and Key Account Manager from March 2005 to September 2009. Mr. Wortham began his career with the Company in January 2003 as a Sales Representative.

Officers are elected annually by the Board of Directors and serve at its discretion. There are no family relationships among directors and executive officers of the Company, except as disclosed above.

PRINCIPAL HOLDERS OF VOTING SECURITIES

Ownership of Common Stock by Principal Shareholders

The following table sets forth information relating to the beneficial ownership of common stock by each person known by the Company to own beneficially 5% or more of the outstanding shares of common stock:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percent of Class (2)

FMR LLC	1,110,763	(3)	14.9%	(3)
245 Summer Street
Boston, MA 02210

Dimensional Fund Advisors LP	558,310	(4)	7.6%	(4)
6300 Bee Cave Road
Austin, TX 78746

BlackRock, Inc.	499,473	(5)	6.8%	(5)
55 East 52nd Street
New York, NY 10055

Raymond James & Associates, Inc.	474,852	(6)	6.4%	(6)
880 Carillon Parkway
St. Petersburg, FL 33716

The Vanguard Group	392,245	(7)	5.3%	(7)
100 Vanguard Blvd.
Malvern, PA 19355

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

(2)

“Percent of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company, plus the number of shares such person has the right to acquire within 60 days.

(3)

Based on information filed on Schedule 13G/A with the Securities and Exchange Commission on February 9, 2024, as of December 31, 2023. FMR LLC (“FMR”) is a parent holding company in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act and reported that, through its subsidiaries FIAM LLC, Fidelity Institutional Asset Management Trust Company (which was reported to own 5% or more of the outstanding shares of common stock), Fidelity Management & Research Company LLC and Strategic Advisors LLC, is deemed to own 1,110,763 shares. Of the shares beneficially owned, FMR reported that it had sole dispositive power with respect to all of the shares, and sole voting power with respect to 1,110,690 shares.

(4)

Based on information filed on Schedule 13G/A with the Securities and Exchange Commission on February 9, 2024, as of December 31, 2023. Dimensional Fund Advisors LP (“Dimensional”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess investment and/or voting power over the securities of the Company owned by the Funds and may be deemed to be the beneficial owner of the shares held by the Funds. Of the shares beneficially owned, Dimensional reported that it has sole dispositive power with respect to all of the shares and sole voting power with respect to 548,910 shares.

(5)

Based on information filed on Schedule 13G/A with the Securities and Exchange Commission on January 26, 2024, as of December 31, 2023. BlackRock, Inc. (“BlackRock”) is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act and reported that through its subsidiaries, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., and BlackRock Investment Management, LLC, is deemed to own 499,473 shares. Of the shares beneficially owned, BlackRock reported that it has sole dispositive power with respect to all of the shares and sole voting power with respect to 489,861 shares.

(6)

Based on information filed on Schedule 13G/A with the Securities and Exchange Commission on January 26, 2024, as of December 31, 2023. Raymond James and Associates, Inc. reported that it has sole dispositive power and sole voting power with respect to all of the shares.

(7)

Based on information filed on Schedule 13G/A with the Securities and Exchange Commission on February 13, 2024, as of December 31, 2023. The Vanguard Group (“Vanguard”) reported that it has sole dispositive power with respect to 385,735 of the shares and sole dispositive power with respect to 6,510 of the shares. Vanguard reported that it has shared voting power over 3,803 of the shares.

Ownership of Common Stock by Management

The following table sets forth information regarding beneficial ownership of the Company’s common stock by each nominee for director, each director, each of the Company’s executive officers named in the Summary Compensation Table, and the directors and executive officers of the Company as a group as of March 31, 2024:

Name	Common Stock	Stock Options (1)	Total Beneficial Ownership(2)	Percent of Class(2)
Jason Brooks	12,188	34,400	46,588	*
Michael L. Finn	26,936	12,000	38,936	*
Robyn R. Hahn	5,702	3,000	8,702	*
G. Courtney Haning	25,023	12,000	37,023	*
William L. Jordan	14,224	8,000	22,224	*
Curtis A. Loveland	109,635	12,000	121,635	1.6%
Robert B. Moore, Jr.	28,854	12,000	40,854	*
Sarah O’Connor(3)	535	--	535	*
Thomas D. Robertson	14,701	19,600	34,301	*
Richard Simms(4)	10,045	--	10,045	*
Dwight E. Smith	7,119	--	7,119	*
Tracie A. Winbigler	7,519	12,000	19,519	*
Byron Wortham	4,200	16,000	20,200	*

All directors and executive officers as a group (11 persons)	256,101	141,000	397,101	5.3%

* Indicates less than 1%

(1)	Includes common stock which could be acquired under stock options exercisable within 60 days of March 31, 2024.

(2)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. “Percent of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on March 31, 2024, plus the number of shares such person has the right to acquire within 60 days of March 31, 2024.

(3)	Common stock ownership as of September 12, 2023, the date of Ms. O’Connor’s resignation of employment.

(4)	Common stock ownership as of April 27, 2023, the date of Mr. Simms’ resignation of employment.

EXECUTIVE COMPENSATION

The following information provides discussion, analysis and data tables regarding the compensation of our named executive officers (“NEOs”), who are those officers listed in our Summary Compensation Table on page 22.

Compensation Discussion and Analysis

We have prepared this Compensation Discussion and Analysis (“CD&A”) to provide you with our perspective on executive compensation so that you may understand our compensation policies and our decisions regarding compensation for our NEOs. We recommend that you review the various executive compensation tables below in conjunction with this CD&A. Unless otherwise noted, the policies, plans and other information in this CD&A apply to all of our NEOs. Our CD&A covers the following topics:

●	The role of the Compensation Committee in setting executive compensation;

●	Our compensation philosophy and its underlying principles – including the objectives of our executive compensation program and what it is designed to reward;

●	Our process for setting executive compensation; and

●

The elements of our executive compensation program – including a discussion of why we choose to pay each element of compensation, how we determine the amount of such element, and how each element fits into our overall compensation objectives and “total compensation” for our NEOs.

The Compensation Committee

The Compensation Committee (referred to in this CD&A as the “Committee”) was appointed by our Board of Directors and is governed by a written charter that is available in the governance section of our website, www.rockybrands.com. The Committee members are William L. Jordan (Chairman), Michael L. Finn, Robert B. Moore, Jr., Robyn R. Hahn and Dwight E. Smith. Our Board of Directors has determined that each of the Committee members is independent under the standards of independence established by Marketplace Rule 5605(a)(2). In addition, each of the Committee members is a “non-employee” director as defined by Rule 16b-3 under the Securities Exchange Act of 1934.

Pursuant to its charter, the Committee has the authority and responsibility to:

●

Review and approve on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer and evaluate at least once a year the chief executive officer’s performance in light of these established goals and objectives and based upon these evaluations has sole authority to set the chief executive officer’s annual compensation, including salary, bonus, incentive and equity compensation;

●

In determining the incentive component of the chief executive officer’s compensation, consider the Company’s performance and relative stockholder return, the value of similar incentive awards given to chief executive officers at comparable companies, the awards given to the Company’s chief executive officer in past years and the results of the most recent stockholder advisory vote on executive compensation (“Say-on-Pay Vote”) required by Section 14A of the Exchange Act;

●

Review and approve on an annual basis the evaluation process and compensation structure for all of the Company’s non-CEO executive officers and evaluate the performance of such executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for such executive officers, considering the results of the most recent Say-On-Pay Vote;

●

Review and approve on an annual basis the compensation structure for any other employee of the Company who is a family member of an executive officer or director of the Company and evaluate the performance of such family member employees and approve the annual compensation, including salary, bonus, incentive and equity compensation, for such family member employees;

●

Review and make recommendations to the Board regarding any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the chief executive officer and other executive officers;

●	Review and recommend to the Board the compensation for Board members;

●

Meet to review and discuss with management the CD&A required by the rules and regulations of the SEC and recommend to the Board whether the CD&A should be included in the Company’s proxy statement or other applicable SEC filings;

●

Produce an annual report on executive compensation for inclusion in the proxy statement or annual report on Form 10-K as the Compensation Committee Report, which will state whether the Committee reviewed and discussed with management the CD&A, and whether, based on such review and discussion, the Committee recommended to the Board that the CD&A be included in the Company’s proxy statement or other applicable SEC filing;

●

Review the Company’s compensation programs and plans, including, but not limited to, the Company’s incentive compensation, equity-based, retirement, and other benefit plans and recommend changes in such plans to the Board of Directors and exercise all the authority of the Board of Directors with respect to the administration of such plans, including designation of the employees to whom the awards are to be granted, the amount of the award or equity to be granted, and the terms and conditions applicable to each award or grant, subject to the provisions of each plan;

●

In reviewing and making recommendations regarding incentive compensation plans and equity-based plans, including whether to adopt, amend or terminate any such plans, consider the results of the most recent Say-on-Pay Vote; and

●	Review the charter periodically for adequacy and recommend to the Board of Directors any necessary changes.

The Committee has the sole authority, to the extent it deems necessary or appropriate, to retain any compensation consultant to assist in the evaluation of executive compensation and has the sole authority to approve any such firm’s fees. The Committee also has the authority to obtain the advice of and assistance from internal or external legal, accounting or other advisors, and may request any officer or employee of our Company, our outside counsel or independent registered public accounting firm to attend a meeting of the Committee or meet with any member of, or consultants to, the Committee. The Committee will evaluate whether any compensation consultant retained or to be retained by it has any conflict of interest in accordance with Item 407(e)(3)(iv) of Regulation S-K. Any compensation consultant retained by the Committee to assist with its responsibilities relating to executive compensation will not be retained by the Company for any compensation or other human resource matters.

The Committee meets as often as its members deem necessary to discharge its duties and responsibilities and held five meetings during fiscal 2023. The Chairman of the Committee works in conjunction with our Chairman, President and Chief Executive Officer and our Chief Financial Officer to establish the meeting agenda. The Committee typically meets with the Chairman, President and Chief Executive Officer, and the Chief Financial Officer and outside legal advisors and, where appropriate, other executive officers of our Company. In addition, the Committee regularly meets in executive session without management. Generally, the Committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the Committee as well as materials that the Committee has specifically requested.

Compensation Philosophy

The philosophy of the Committee is to make compensation decisions based on an executive compensation program that is designed to meet the following objectives:

●	To attract and retain qualified executives;

●	To reward current and past individual performance;

●	To provide short-term and long-term incentives for superior future performance;

●	To align compensation policies to further shareholder value; and

●	To relate total compensation to individual performance and performance of our Company.

The Committee believes that an executive compensation program designed with these objectives in mind has a direct impact on the success of the business by helping to ensure we have qualified executive talent in the right positions at the right time. Our executive compensation program helps ensure that our leadership group is focused on performing effectively to deliver results and build long-term shareholder value.

The Committee periodically reviews the compensation programs and policies that apply to all of our employees and has determined that such programs and policies are not reasonably likely to have a material adverse effect on us. Additionally, in establishing and reviewing the executive compensation programs, the Committee considers whether the programs encourage unnecessary or excessive risk taking and has determined that they do not. On the Committee’s recommendation, the Board of Directors adopted a clawback policy during 2015, which provides for the recoupment of certain incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the securities laws, which clawback policy was amended and restated on October 31, 2023 and is Nasdaq compliant. The clawback policy also provides for the potential recoupment of certain incentive compensation in the event of misconduct by our executive officers and other specified employees.

The Committee also considered the result of the 2023 advisory, non-binding “say-on-pay” vote in connection with the discharge of its responsibilities. Because approximately 98% of the votes cast approved the compensation for our NEOs described in our 2023 proxy statement, the Committee determined that no changes to our compensation programs were warranted as a result of the shareholder advisory vote.

Compensation Committee Process for Determining Executive Compensation

A substantial amount of the Committee’s annual cycle of work relates to the determination of compensation for our executive officers, including our Chief Executive Officer. Generally, during or prior to the first quarter of our fiscal year, the Committee makes determinations of base cash compensation, incentive compensation percentages for the year and equity grants for executive officers, including our Chief Executive Officer. For a discussion of each individual element of compensation and how it is specifically determined, refer to “Compensation Program Elements” below.

Although many compensation decisions are made near the beginning of the first quarter of the fiscal year, our compensation planning process is not a rigid yearly process with fixed beginning and end points. Rather, compensation decisions are designed to promote our compensation philosophy and principles throughout the year. The Committee believes that evaluation of executive performance, business and succession planning, and consideration of our business environment are year-round processes, and the Committee members monitor these as such.

Our Chief Executive Officer is not permitted to be present during deliberations or voting on his compensation. During this process, the Committee reviews and approves any new corporate goals and objectives with respect to compensation for our Chief Executive Officer. In light of the established goals and objectives, the Committee evaluates the performance of the Chief Executive Officer and, based upon these evaluations, sets the Chief Executive Officer’s compensation. The Compensation Committee also reviews and approves on an annual basis the evaluation and compensation structure for the Company’s other executive officers, including approval of salary, bonus, incentive and equity compensation. Our Chief Executive Officer is present and provides input at the meetings and deliberations on the compensation of the Company’s other executive officers but is not permitted to be present at the vote.

Compensation Program Elements

In fiscal 2023, our NEOs received the following elements of compensation:

●	Salary;

●	Non-equity incentive compensation;

●	Equity compensation;

●	Retirement benefits; and

●	Health and welfare benefits.

The Committee carefully considered and chose each compensation program element as a critical component in a comprehensive total compensation package. Each element is intended to reward and motivate executives in different ways consistent with our overall compensation principles and philosophy. Each of the elements has a critical relationship with one another with each focusing on and rewarding different areas. These elements are necessary for us to achieve our compensation program objectives.

(1)	Salary:

Salary is utilized to compensate our executive officers for services rendered during the fiscal year. The Committee annually reviews and approves the compensation package of each NEO, including salary. The Committee considers an individual’s qualifications and experience in setting an executive’s salary. In determining salary increases, the Committee considers the size and responsibility of the individual’s position and the individual’s overall performance and future potential. The Committee considers these factors subjectively in the aggregate. Because the Committee believes that each of the factors is significant, the Committee does not assign a formula weight to any single factor in determining a salary increase.

Please refer to the “Salary” column in the Summary Compensation Table on page 22 for more information on each NEO’s salary for fiscal 2023.

(2)	Non-Equity Incentive Compensation:

Non-equity incentive compensation (“IC”) for our NEOs is determined under our Incentive Compensation Plan (the “IC Plan”). Our IC Plan is designed to provide a competitive cash compensation program for recruiting and retaining executive talent and a short-term incentive and reward program that aligns pay with performance and motivates our executives to achieve results.

When setting IC, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Committee considers these factors subjectively in the aggregate. IC is based on base salary and a corresponding percentage of all IC payouts if Company performance goals are met. Payment of IC is prorated based on the performance level achieved. The Committee establishes the financial performance goals under the IC Plan for the fiscal year. These goals are generally determined near the beginning of the year and are based on an analysis of historical performance and growth expectations for our business, expectations of the public markets and progress toward achieving our long-range strategic plan for the business.

Messrs. J. Brooks, Robertson, Simms and Wortham, and Ms. O’Connor were eligible to receive IC under the IC Plan in fiscal 2023. The cash incentive was based on a percentage of base salary if performance goals were met for the year.

The Committee determined that the performance criteria for IC in fiscal 2023 would be based upon the Company’s adjusted operating income for all participants. Adjusted operating income was determined based on the Company’s actual reported operating income, less any expenses attributable to the IC Plan (including any expenses relating to the grants of long term equity incentives thereunder and to grants of options to outside directors), the Company’s manager bonus plan, the Company’s island manufacturing management bonus plan and the Company’s hourly bonus plan, and exclusive of any gains or losses resulting from one-time, extraordinary events, such as charges for goodwill impairment, charges relating to mergers or acquisitions, gains or losses on the sale of assets other than in the ordinary course of business, changes in tariff rates, and charges resulting from changes in accounting policies, all as may be determined in good faith by the Committee in its discretion. For fiscal 2023, the threshold was set at 85% of the target and the maximum was set at 120% of the target.

The Committee approved the following threshold, target and maximum payouts based on specified levels of adjusted operating income:

	Payout as a Percentage of Base Salary
Name	Threshold	Target	Maximum
Jason Brooks	11%	55%	110%
Thomas D. Robertson	11%	55%	110%
Sarah O’Connor	9%	45%	90%
Richard Simms	9%	45%	90%
Byron Wortham	9%	45%	90%

No IC payments were to be made if we did not meet our threshold performance target. No IC payments were to be made if the executive was terminated for cause by the Company prior to the date of payment. When the performance results fall somewhere between the threshold and target amounts or between the target and maximum amounts, the payout is prorated accordingly. The Committee believes that the fiscal 2023 goals represented an appropriate and substantial degree of difficulty for achieving a payout.

At year end, the Committee reviewed the Company’s adjusted operating income and the extent to which objectives were met. There were no IC payments made for 2023 as the Company did not achieve the threshold.

(3)	Equity Compensation:

The Committee believes that equity-based compensation opportunities encourage a high level of long-term performance that enhances shareholder value, thereby further linking leadership and shareholder objectives. Equity compensation is intended to motivate our NEOs to contribute to our future growth and profitability and to reward performance in a manner that:

●	Provides them with a means to increase their holdings of the common stock of the Company; and

●	Aligns their interests with the interests of the shareholders of the Company.

Equity compensation is granted to our NEOs under our Amended and Restated 2014 Omnibus Incentive Plan. The Committee determines the award opportunity level for each NEO based on the individual’s responsibility level and potential with our Company, competitive practices, the number of shares available for grant, business needs, individual and Company performance, and the market price of our common stock.

For 2023, the Committee moved from awarding stock options to restricted stock units and the Company awarded restricted stock units to NEOs in the amounts set forth in the Summary Compensation Table found below beginning on page 22. The Committee believes that restricted stock units are easier for employees to understand and value, and are better form of equity to attract and retain talent.

(4)	All Other Compensation:

The “All Other Compensation” column in our Summary Compensation Table on page 22 primarily consists of these items:

●	Annual employer contributions into the retirement/401(k) plan;

●	Employer-paid premiums for life insurance; and

●	A deferred compensation plan for our NEOs.

(a)	Retirement and 401(k) Plan:

We sponsor a qualified retirement and 401(k) plan for eligible employees (the “Retirement Plan”). The Retirement Plan allows NEOs to defer a portion of their total cash compensation (up to IRS limits) into this retirement account on a pre-tax basis. We make an annual contribution into the Retirement Plan for eligible employees, including NEOs, of three percent of applicable salary. We also provide a company match for eligible employees, including NEOs, on any money they defer into the Retirement Plan up to the maximum allowable in accordance with the Retirement Plan.

These annual employer contribution amounts to NEOs are included in the Summary Compensation Table’s “All Other Compensation” column on page 22 below.

(b)	Employer-Paid Premiums for Life Insurance:

We provide each of Messrs. J. Brooks, Robertson, Simms and Wortham, and Ms. O’Connor during their employment with basic group term life insurance with a death benefit of $150,000. This is a relatively inexpensive benefit that we offer to our executives. This element of compensation, though relatively small, provides one additional item to the overall compensation package which strengthens our ability to recruit and retain talented executives. For specific premium amounts paid, please refer to the Summary Compensation Table’s “All Other Compensation” column and footnotes below on page 22.

(c)	Executive Deferred Compensation Plan:

On December 14, 2018, the Board adopted the Rocky Brands, Inc. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), which became effective January 1, 2019. The Deferred Compensation Plan is an unfunded nonqualified deferred compensation plan in which the NEOs are eligible to participate.

Under the Deferred Compensation Plan, participants may elect to defer up to 75% of their base compensation and up to 100% of their bonuses, commissions and other compensation. The deferred amounts are paid in accordance with each participant’s elections made on or before December 31 of the prior year. In addition to elective deferrals, the Deferred Compensation Plan permits the Company to make discretionary contributions to eligible participants, provided that any participant who is employed on the last day of a plan year will receive a Company contribution equal to no less than 3% of the participant’s base compensation, bonus earned and non-equity incentive plan compensation in the plan year. Company contributions will vest in accordance with the vesting schedule determined by the Committee, except in the event of the participant’s death, disability or retirement, in which case the contributions will vest 100% upon such event. Participants may elect to receive payment in a lump sum cash payment or, in the event of the participant’s retirement, in annual installments for a period of up to ten years. In the event of a participant’s termination of employment, deferred amounts will generally be paid within 60 days following the later of the date (i) of such termination or (ii) the participant attains age 60, except where such termination is due to such participant’s death, in which case deferred amounts will be paid to such participant’s beneficiary within 30 days of confirmation of the participant’s death.

(d)	Employment Agreements:

We have entered into employment agreements with each of Messrs. J. Brooks, Robertson, Simms and Wortham, and Ms. O’Connor. For a discussion of these agreements, please refer to “Agreements with NEOs and Potential Payments upon Termination or Change in Control” beginning on page 30 below.

(5)	Health and Welfare Benefits:

In addition to the compensation and benefits programs discussed in this proxy statement, we offer our employees, including our NEOs, a comprehensive benefits program. This program is designed to provide the employees and their families with competitive coverage at competitive rates. We strive to provide the employees with appropriate health benefits (medical, pharmacy, dental and vision) to help protect the physical, mental, and financial health of our employees and their immediate families.

Insider Trading, Hedging and Pledging Policies

Our Code of Business Conduct and Ethics prohibits our directors, officers and employees from purchasing or selling Company securities while in possession of material, non-public information, except through use of stock trading plans adopted pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Rule 10b5-1 allows insiders to sell and diversify their holdings in our common shares over a designated period by adopting pre-arranged stock trading plans at a time when they are not aware of material nonpublic information about the Company and thereafter sell our common shares in accordance with the terms of their stock trading plans without regard to whether or not they are in possession of material nonpublic information about the Company at the time of the sale

In addition, our Code of Business Conduct and Ethics prohibits all directors and employees from short-selling common shares of the Company or engaging in transactions involving Company-based derivative securities, including, but not limited to, trading in option contracts (for example, buying and/or writing puts and calls). Hedging transactions, such as zero-cost collars and forward sale contracts, that permit a director or employee to own securities of the Company without the full risks and rewards of ownership are prohibited. This does not prohibit the exercise of options, stock appreciation rights, or other derivative securities received through our equity incentive plans. Our Code of Business Conduct and Ethics also prohibits pledging Company securities as collateral for a loan.

The following table sets forth certain information regarding compensation of each named executive officer (each, an “NEO”) of the Company for fiscal 2023, 2022 and 2021. For a discussion of the various elements of compensation provided in the table below, please refer to the discussion of our various compensation elements in our Compensation Discussion & Analysis under the heading “Compensation Program Elements” beginning on page 16 above.

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2023

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (2)	Total ($)
Jason Brooks	2023	540,000	-	99,983	-	-	-	30,363	670,346
Chairman, President and	2022	525,000	-	-	87,965	-	-	28,107	641,072
Chief Executive Officer	2021	431,167	-	-	64,676	97,384	-	27,997	621,224
Thomas D. Robertson (3)	2023	400,000	-	89,992	-	-	-	26,163	516,155
Chief Operating Officer, Chief	2022	380,881	-	49,983	87,965	-	-	23,609	542,438
Financial Officer and Treasurer	2021	316,500	-	-	64,689	70,231	-	23,742	475,162
Sarah O’Connor (4)	2023	135,000	-	79,993	-	-	-	147,333	362,326
Former SVP, Chief Financial	-	-	-	-	-	-	-	-	-
Officer and Treasurer	-	-	-	-	-	-	-	-	-
Richard Simms (5)	2023	108,201	-	79,977	-		-	150,452	338,630
Former SVP of IT, Customer	2022	280,000	-	-	87,965	-	-	21,379	389,344
Service and Operational Excellence	2021	260,833	-	-	64,934	55,123	-	21,619	402,509
Byron Wortham (6)	2023	272,000	-	79,977	-	-	-	20,093	372,070
SVP of Georgia Boot &	2022	247,269	-	-	87,965	-	-	19,697	354,931
Durango Brands	2021	219,000	-	-	65,053	44,711	-	20,051	348,815

(1)

Represents the grant date fair value of awards of restricted stock units or stock options determined for accounting purposes in accordance with FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 15 “Share-Based Compensation” to the Notes to the Consolidated Financial Statements for the year ended December 31, 2023, which are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(2)

The amounts shown under “All Other Compensation” reflect employer contributions to the Deferred Compensation Plan, 401(k) retirement plan, and employer paid premiums for life insurance. In 2023, for Messrs. J. Brooks, Robertson, Simms and Wortham, $16,245, $12,045, $3,263 and $8,205, respectively, were paid in employer contributions to the Deferred Compensation Plan; Ms. O’Connor did not participate in the Deferred Compensation Plan in 2023. In 2023, $918, $918, $334, $918 and $219 were paid for group term life insurance premiums for Messrs. J. Brooks, Robertson, Simms and Wortham, and Ms. O’Connor, respectively. In 2023, $13,200, $13,200, $4,356 and $10,970 were paid in employer contributions to the 401(k) plan for each of Messrs. J. Brooks, Robertson, Simms and Wortham, respectively. Ms. O’Connor was not eligible for employer contributions to the 401(k) plan in 2023. Additionally, these amounts include $135,000 and $142,500 in severance payments for Ms. O’Connor and Mr. Simms, respectively, as well as $12,114 to Ms. O’Connor for vacation and holiday time earned but not used at the time of her resignation.

(3)	In addition to his continuing role as Chief Operating Officer, Mr. Robertson was re-appointed as Chief Financial Officer and Treasurer in September 2023 following Ms. O’Connor’s resignation.

(4)	Ms. O’Connor resigned from the Company in September 2023.

(5)

Mr. Simms ceased serving as an executive officer of the Company in February 2023 in connection with his appointment as Senior Vice President of IT, Customer Service and Operational Excellence. Mr. Simms resigned from the Company in April 2023.

(6)	Mr. Wortham was appointed to the new office of Senior Vice President of Georgia Boot and Durango Brands, effective February 2023.

Grants of Plan-Based Awards Table

The following table shows all plan-based award granted to our named executive officers during fiscal 2023. For more information on the grants represented in the table below, please refer to the discussions in our Compensation Discussion and Analysis under the headings “Non-Equity Executive Incentive Compensation” and “Equity Compensation” beginning on pages 19 and 20, respectively.

GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL YEAR 2023

		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date(1)	Threshold ($) (2)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Awards ($) (3)

Jason Brooks	01/01/2023 n/a	- 59,400	- 297,000	- 594,000	-	-	-	4,233	-	-	99,983

Thomas D. Robertson	01/01/2023 n/a	- 44,000	- 220,000	- 440,000	-	-	-	3,810	-	-	89,992

Sarah O’Connor (4)	03/13/2023 n/a	- 24,300	- 121,500	- 243,000	-	-	-	3,354	-	-	79,993

Richard Simms (4)	01/01/2023 n/a	- 25,650	- 128,250	- 256,500	-	-	-	3,386	-	-	79,977

Byron Wortham	01/01/2023 n/a	- 24,480	- 122,400	- 244,000	-	-	-	3,386	-	-	79,977

(1)	The Compensation Committee took action to grant the above option awards on December 8, 2022.

(2)	If the threshold is not met, there is no award. The threshold was not met for fiscal year 2023.

(3)	The amounts in this column are the grant date fair values, for accounting purposes, of the awards of restricted stock units and stock options determined in accordance with FASB ASC Topic 718.

(4)	Sarah O’Connor and Richard Simms resigned from the Company in September 2023 and April 2023, respectively, and were therefore not eligible to receive any payout under the Company’s IC Plan.

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information concerning unexercised options, shares that have not vested and equity incentive plan awards outstanding as of the end of the last completed fiscal year:

OUTSTANDING EQUITY AWARDS AT FISCAL 2023 YEAR-END

		Option Awards (1)				Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of unearned shares or units or other rights that have not vested (#)	Equity Incentive Plan Awards; Market or Payout Value of unearned shares, units or other rights that have not vested ($)
	01/02/2015	600	-	13.42	01/02/2025	-	-	-	-
	01/04/2016	1,200	-	11.56	01/02/2026	-	-	-	-
	01/03/2017	3,000	-	11.55	01/03/2027	-	-	-	-
	06/01/2017	10,000	-	14.45	06/01/2027	-	-	-	-
Jason	01/02/2018	5,000	-	18.90	01/02/2028	-	-	-	-
Brooks	01/02/2019	4,000	1,000	26.00	01/02/2029	-	-	-	-
	01/02/2020	3,000	2,000	29.43	01/02/2030	-	-	-	-
	01/04/2021	2,400	3,600	28.07	01/04/2031	-	-	-	-
	01/03/2022	1,000	4,000	39.80	01/03/2032	-	-	-	-
	01/01/2023	-	-	-	-	4,233	127,752	-	-
	01/02/2018	5,000	-	18.90	01/02/2028	-	-	-	-
	01/02/2019	4,000	1,000	26.00	01/02/2029	-	-	-	-
Thomas D.	01/02/2020	3,000	2,000	29.43	01/02/2030	-	-	-	-
Robertson	01/04/2021	2,400	3,600	28.07	01/04/2031	-	-	-	-
	01/03/2022	1,000	4,000	39.80	01/03/2032	-	-	-	-
	11/11/2022	-	-	-	-	1,303	39,325	-	-
	01/01/2023	-	-	-	-	3,810	114,986	-	-
Sarah O’Connor (3)	-	-	-	-	-	-	-	-	-
Richard Simms (4)	-	-	-	-	-	-	-	-	-
	01/03/2017	400	-	11.55	01/03/2027	-	-	-	-
	01/02/2018	2,000	-	18.90	01/02/2028	-	-	-	-
	01/02/2019	3,000	1,000	26.00	01/02/2029	-	-	-	-
Byron	01/02/2020	3,000	2,000	29.43	01/02/2030	-	-	-	-
Wortham	01/04/2021	2,400	3,600	28.07	01/04/2031	-	-	-	-
	01/03/2022	1,000	4,000	39.80	01/03/2032	-	-	-	-
	1/1/2023	-	-	-	-	3,386	102,189	-	-

(1)	Options become exercisable in five equal annual installments beginning on the first anniversary date of grant.

(2)

Reflects restricted stock units, which cliff vest after the end of a three-year period, with the exception of Mr. Robertson’s November 11, 2022 award of restricted stock units, which vests one-third per year beginning on the first anniversary of the grant date. Market value is determined by multiplying the closing price at year end by the number of restricted stock units awarded.

(3)	Ms. O’Connor resigned on September 12, 2023 and had no outstanding awards at fiscal year-end.

(4)	Mr. Simms resigned on April 27, 2023 and had no outstanding awards at fiscal year-end.

Option Exercises and Stock Vested Table

The following table sets forth certain information concerning each exercise of stock options, SARs and similar instruments and each vesting of stock, including restricted stock, restricted stock units and similar instruments during the last completed fiscal year for each of the named executive officers on an aggregated basis:

2023 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Jason Brooks	--	--	--	--
Thomas D. Robertson	--	--	651	14,244
Sarah O’Connor	--	--	--	--
Richard Simms	4,000	85,760	--	--
Byron Wortham	--	--	--	--

(1)	The value realized upon vesting of restricted stock units was determined by multiplying the number of shares by the market value on the vesting date.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive contributions in last fiscal Year ($) (1)	Registrant contributions in last fiscal year ($) (2)	Aggregate earnings in last fiscal year ($) (3)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last fiscal year end ($) (4)
Jason Brooks	-	16,245	33,957	-	245,327
Thomas D. Robertson	-	12,045	11,079	-	72,267
Sarah O’Connor	-	-	-	-	-
Richard Simms	-	3,262	5,831	7,458	-
Byron Wortham	-	8,205	6,384	-	50,406

(1)	The amounts shown in this column, if any, are included in the “Salary” column in the Summary Compensation Table for Messrs. J. Brooks, Robertson, Simms and Wortham, and Ms. O’Connor.
(2)	The amounts shown in this column are included in the “All Other Compensation” column in the Summary Compensation Table for Messrs. J. Brooks, Robertson, Simms and Wortham and Ms. O’Connor.
(3)	Aggregate earnings in the last fiscal year are not reflected in the Summary Compensation Table because the earnings were neither preferential nor above-market.
(4)	Includes the following amounts previously reported in the Summary Compensation Table for prior years for Messrs. J. Brooks, Robertson, Simms and Wortham, respectively.

Pay Ratio Disclosure

As a smaller reporting company, the Company is exempt from the requirements of Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K. We have nevertheless chosen to provide the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Jason Brooks, the Company’s CEO during fiscal year 2023.

We determined that, as of December 31, 2023, our employee population consisted of 2,107 individuals globally (482 in the U.S. and 1,625 outside of the U.S.). After excluding employees from Canada (1 employee), Mexico (1 employee), and United Kingdom (6 employee) pursuant to the “de minimis” exception provided for in the rules, we used a base of 2,099 employees for purposes of determining the “median employee.” We selected December 31, 2023 as the date upon which we would identify the median employee in order to align with year-end.

For 2023, our last completed fiscal year, the annual total compensation of the employee of the Company identified at median was $10,652 and the annual total compensation of the CEO, as reported in the Summary Compensation Table, was $670,346. As a result, we estimate that Mr. Brooks’ 2023 annual total compensation was approximately 63 times that of our median employee, who is an intermediate level operator in Chuzhou, China. We calculated annual total compensation for the median employee using the same methodology we use for our named executive officers as set forth in the 2023 Summary Compensation Table in this proxy statement.

Pay-Versus-Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the following table provides information about the relationship between executive compensation actually paid to our NEOs and certain financial performance measures of the Company. The table below provides information about the compensation shown on the Summary Compensation Table (“SCT”) and the Compensation Actually Paid (“CAP”) to the CEO and the average for the other NEOs for the years ended December 31, 2023, December 31, 2022, December 31, 2021 and December 31, 2020, along with information on total shareholder return (“TSR”), net income and adjusted operating income as the Company-Selected Measure for each year. For more information concerning the Company’s pay-for-performance philosophy and how the Company seeks to align executive compensation with the Company’s performance, please refer to “Executive Compensation – Compensation Discussion & Analysis” on page 16.

As reflected in the table below, CAP for our CEO for the year ended December 31, 2023 was approximately 16.2% higher than the total compensation disclosed in the Summary Compensation Table for our CEO.

PAY-VERSUS-PERFORMANCE TABLE

			Average Summary	Average	Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO (1)	Compensation Table Total for Non-CEO Named Executive Officers (1) (2)	Compensation Actually Paid to Non-CEO Named Executive Officers (1)	Total Shareholder Return	Standard & Poor’s Footwear Index Total Shareholder Return (3)	Net Income (in thousands) ($)	Adjusted Operating Income (in thousands) ($) (4)
2023	670,346	779,014	397,295	339,460	111	112	10,426	35,275
2022	641,072	529,839	396,003	331,914	85	119	20,465	44,573
2021	621,224	761,835	399,379	547,530	140	167	20,559	48,186
2020	697,129	674,468	495,357	511,564	98	141	20,964	31,427

(1)

The following table details the adjustment of the SCT total pay for our CEO, as well as the average for our other NEOs to determine CAP, as computed pursuant to 402(v) of Regulation S-K. Amounts do not reflect actual compensation earned by or paid to our NEOs during the applicable year.

	CEO				Non-CEO NEO Average
	2023	2022	2021	2020	2023	2022	2021	2020
Summary Compensation Table Total	670,346	641,072	621,224	697,129	397,295	396,003	399,379	495,357
Less: Reported Fair Value of Equity Awards(a)	(99,983)	(87,965)	(64,676)	(52,975)	(82,485)	(100,461)	(64,932)	(52,975)
Add: Year-End Fair Value of All Outstanding and Unvested Awards Granted During the Current Year	127,752	64,480	100,032	52,639	105,147	79,865	100,033	52,639
Add: Year-Over-Year Difference of Year-End Fair Value of Outstanding and Unvested Awards Granted in Prior Years	63,729	(64,341)	65,472	(21,555)	(5,642)	(34,872)	77,182	9,607
Add: Difference in Fair Value Between Prior Year-End Fair Value and Vest Date Fair Value for Awards Granted in Prior Years that Vested During Current Year	17,170	(23,407)	39,783	(770)	32,905	(8,621)	35,868	6,936
Less: The Amount Equal to Fair Value at End of Prior Year of Any Awards that Fail to Meet Applicable Vesting Conditions During Current Year	-	-	-	-	(107,760)	-	-	-
Compensation Actually Paid	779,014	529,839	761,835	674,468	339,460	331,914	547,530	511,564

(a)	Amounts reflect the aggregate grant date fair values reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(2)	Non-CEO NEOs reflect the Summary Compensation Table total compensation and average Compensation Actually Paid to the following executives by year:

2023: Thomas Robertson, Byron Wortham, Richard Simms and Sarah O’Connor.

2022: Thomas Robertson, Byron Wortham, Richard Simms and David Dixon.

2021: Thomas Robertson, Byron Wortham, Richard Simms and David Dixon.

2020: Thomas Robertson, Byron Wortham, Richard Simms and David Dixon.

(3)

Peer group reflects the same Standard & Poor’s Footwear Index Total used for purposes of the performance graph included in the Company’s Annual Report on Form 10-K in accordance with Item 201(e)(1)(ii) of Regulation S-K.

(4)

As shown in the table below, Adjusted Operating Income is determined based on the Company’s actual operating income, less any expenses attributable to the IC Plan (including any expenses relating to the grants of long term equity incentives thereunder and to the grants of options to outside directors), the Company’s manager bonus plan, the Company’s island manufacturing management bonus plan and the Company’s hourly bonus plan, and exclusive of any gains or losses resulting from one-time, extraordinary events, such as charges for goodwill impairment, charges relating to mergers or acquisitions, gains or losses on the sale of assets other than in the ordinary course of business, changes in tariff rates, and charges resulting from changes in accounting policies, all as may be determined in good faith by the Compensation Committee in its discretion.

	Year Ended December 31, (in thousands)
	2023	2022	2021	2020
Operating Income	35,372	44,038	35,972	27,170
Add: Expenses Attributable to IC Plan and Non-NEO Bonus	1,244	1,230	2,769	3,552
Add: Acquisition-Related Expenses	-	397	9,445	705
Less: Disposition of Assets Other than in the Ordinary Course of Business	(1,341)	(1,092)	-	-
Adjusted Operating Income	35,275	44,573	48,186	31,427

Financial Performance Measures

As described in greater detail in our “Executive Compensation – Compensation Discussion & Analysis” on page 16, we have a significant focus on pay-for-performance. Adjusted operating income was the sole financial performance measure used to link CAP (as calculated in accordance with the SEC rules) to our NEOs in 2023 to our financial performance for the year.

Narrative Disclosures

The graphs below provide a description of CAP (as calculated in accordance with the SEC rules) and the following measures:

●	the Company’s cumulative TSR and Standard & Poor’s Footwear Index Total cumulative TSR (assuming a $100 investment made on December 31, 2019);
●	the Company’s Net Income; and
●	the Company-Selected Measure, which is Adjusted Operating Income.

Agreements with NEOs and Potential Payments Upon Termination or Change in Control

On January 1, 2019, we entered into employment agreements with each of Messrs. J. Brooks, Robertson, Wortham and Simms, and in March 2023, we entered into an employment agreement with Ms. O’Connor (the “Employment Agreements”). Mr. Simms resigned from his employment with the Company on April 27, 2023 and Ms. O’Connor resigned from her employment with the Company on September 12, 2023. Messrs. J. Brooks, Robertson, Simms and Wortham and Ms. O’Connor are referred to below as an “Executive.”

In exchange for performing the duties and responsibilities customarily performed by persons employed in a similar executive capacity, each Executive is entitled to an annual base salary, which may be decreased up to 20%, or increased, subject to the approval of the Board of Directors. Each Executive is also entitled to participate in additional compensation and employee benefit plans.

Under the Employment Agreements, the Executives agree to maintain the confidential information of the Company and to assign all inventions to the Company, and the Executives will not compete with the Company for six months following termination of employment for any reason or solicit the employees of the Company for 12 months following termination of employment for any reason.

In the event of termination of an Executive by the Company for cause, or due to the Executive’s death or disability (as defined in each employment agreement), or by the Executive for any reason, pursuant to the Employment Agreements, the Company will pay the Executive only the earned but unpaid portion of his base salary through the termination date. The Executive must provide the Company 30 days’ written notice prior to termination of employment by the Executive.

Cause is defined in each Employment Agreement to include:

●	Commission of an act of dishonesty involving the Company, its business or property, including, but not limited to, misappropriation of funds or any property of the Company;

●	Engagement in activities or conduct clearly injurious to the best interests or reputation of the Company;

●

Willful and continued failure to substantially perform duties (other than as a result of physical or mental illness or injury), after the Board of Directors delivers a written demand for substantial performance that specifically identifies the manner in which the Board believes the Executive has substantially not performed his duties;

●	Illegal conduct or gross misconduct that is willful and results in material and demonstrable damage to the business or reputation of the Company;

●

The clear violation of any of the material terms and conditions of the employment agreement or any other written agreement or agreements the Executive has with the Company (following 30 days’ written notice from the Company specifying the violation and the Executive’s failure to cure such violation within such 30-day period);

●

The clear violation of the Company’s code of business conduct or the clear violation of any other rules of behavior as may be provided in any employee handbook which would be grounds for dismissal of any employee of the Company; or

●	Commission of a crime which is a felony, a misdemeanor involving an act of moral turpitude, or a misdemeanor committed in connection with employment by the Company.

Under the Employment Agreements, in the event an Executive is terminated by the Company without cause, the Company will pay the Executive the earned but unpaid portion of his base salary through the termination date and will continue to pay his base salary for an additional six months; provided, however, any such payments will immediately end if the Executive is in violation of his obligations under the Employment Agreement or if the Company learns of any facts that would have been grounds for termination for cause. Additionally, the Company will pay the Executive any earned bonus for a completed bonus period and if the Executive was employed for at least half of the days in an applicable bonus period, a pro-rated bonus, if any, for such bonus that would have been payable had the Executive remained employed throughout the bonus period, based on the actual financial performance of the Company. The Company must provide the Executive 14 days’ written notice in the event of a termination without cause, and 30 days’ written notice in the event of a termination for disability.

In the event of termination of an Executive following a change in control (as defined in each Employment Agreement), the Company will (i) pay the Executive the earned but unpaid portion of his base salary through the termination date and any bonus earned for a bonus period completed prior to the termination date, (ii) continue to pay the Executive his base salary for an additional six months, and (iii) pay the Executive a pro-rated bonus for a bonus based on the financial performance of the Company if the Executive was employed for at least half of the days in an applicable bonus period. Additionally, any outstanding stock options or restricted stock awards issued to the Executive will immediately vest 100%. Further, the Company will maintain COBRA coverage for at least six months after the termination date, provided however, that the Company’s obligation to provide this coverage will cease if the Executive becomes employed or self-employed. Notwithstanding the foregoing, any such payments in (i) – (iii) will immediately end if the Executive is in violation of his obligations under the Employment Agreement or if the Company learns of any facts that would have been grounds for termination for cause.

Potential payments upon termination or Change in Control under the Employment Agreements with our NEOs are shown in the tables below. We have used estimates where it is not possible to give a precise dollar amount for the potential payments. With the exception of Ms. Sarah O’Connor, who resigned from the Company on September 12, 2023, and Mr. Richard Simms, who ceased serving as an executive officer of the Company in February 2023 in connection with his appointment as Senior Vice President of IT, Customer Service and Operational Excellence and resigned from the Company on April 27, 2023, the estimates below assume that the triggering event took place on December 31, 2023, the last day of the Company’s prior fiscal year. In the tables below, we have assumed that all accrued base salary has been paid as of the termination date.

POTENTIAL PAYMENTS TO MR. J. BROOKS UNDER EMPLOYMENT AGREEMENT

Executive Benefits and Payments Upon Termination	Termination by Company with Cause or by Executive for any Reason ($)	Termination by Company without Cause ($)		Termination upon Death or Disability ($)	Termination by Company without Cause or by Executive with Good Reason Following Change in Control ($)
Compensation:

Base Salary	-	270,000	(1)	-	270,000	(1)
Incentive Compensation Plan (accrued but unpaid)	-	-		-	-
Accelerated Vesting of Restricted Stock Units	-	-		-	127,752
Accelerated Vesting of Stock Options	-	-		-	13,276
Deferred Compensation Plan (2)	161,580	161,580		245,327	245,327
Change in Control Payment	-	-		-	-

Benefits:

Health	-	-		-	16,081
Life	-	-		-	276
Disability	-	-		-	1,490
Total Value	161,580	431,580		245,347	674,202

(1)	Payable over a period of six months following the termination date.
(2)	See footnote 4 to the Nonqualified Deferred Compensation table on page 25.

POTENTIAL PAYMENTS TO MR. ROBERTSON UNDER EMPLOYMENT AGREEMENT

Executive Benefits and Payments Upon Termination	Termination by Company with Cause or by Executive for any Reason ($)	Termination by Company without Cause ($)		Termination upon Death or Disability ($)	Termination by Company without Cause or by Executive with Good Reason Following Change in Control ($)
Compensation:

Base Salary	-	200,000	(1)	-	200,000	(1)
Incentive Compensation Plan (accrued but unpaid)	-	-		-	-
Accelerated Vesting of Restricted Stock Units	-	-		-	154,310
Accelerated Vesting of Stock Options	-	-		-	13,276
Deferred Compensation Plan (2)	8,535	8,535		72,267	72,267
Change in Control Payment	-	-		-	-

Benefits:

Health	-	-		-	-
Life	-	-		-	108
Disability	-	-		-	1,490
Total Value	8,535	208,535		72,267	441,451

(1)	Payable over a period of six months following the termination date.
(2)	See footnote 4 to the Nonqualified Deferred Compensation table on page 25.

POTENTIAL PAYMENTS TO MS. O’CONNOR UNDER EMPLOYMENT AGREEMENT(1)

Executive Benefits and Payments Upon Termination	Termination by Company with Cause or by Executive for any Reason ($)	Termination by Company without Cause ($)	Termination upon Death or Disability ($)	Termination by Company without Cause or by Executive with Good Reason Following Change in Control ($)
Compensation:

Base Salary	-	135,000	-	-
Incentive Compensation Plan (accrued but unpaid)	-	-	-	-
Accelerated Vesting of Restricted Stock Units	-	-	-	-
Accelerated Vesting of Stock Options	-	-	-	-
Deferred Compensation Plan	-	-	-	-
Change in Control Payment	-	-	-	-

Benefits:

Health	-	-	-	-
Life	-	-	-	-
Disability	-	-	-	-
Total Value	-	135,000	-	-

(1)	Paid in connection with Ms. O’Connor’s resignation on September 12, 2023 as part of regularly scheduled payroll payments.

POTENTIAL PAYMENTS TO MR. SIMMS UNDER EMPLOYMENT AGREEMENT(1)

Executive Benefits and Payments Upon Termination	Termination by Company with Cause or by Executive for any Reason ($)	Termination by Company without Cause ($)	Termination upon Death or Disability ($)	Termination by Company without Cause or by Executive with Good Reason Following Change in Control ($)
Compensation:

Base Salary	-	142,500	-	-
Incentive Compensation Plan (accrued but unpaid)	-	-	-	-
Accelerated Vesting of Restricted Stock Units	-	-	-	-
Accelerated Vesting of Stock Options	-	-	-
Deferred Compensation Plan (2)	-	7,458	-	-
Change in Control Payment	-	-	-	-

Benefits:

Health	-	-	-	-
Life	-	-	-	-
Disability	-	-	-	-
Total Value		149,958

(1)	Paid in connection with Mr. Simms’s resignation on April 27, 2023 as part of regularly scheduled payroll payments, except as otherwise noted in footnote 2 below.
(2)	Paid in December 2023.

POTENTIAL PAYMENTS TO MR. WORTHAM UNDER EMPLOYMENT AGREEMENT

Executive Benefits and Payments Upon Termination	Termination by Company with Cause or by Executive for any Reason ($)	Termination by Company without Cause ($)		Termination upon Death or Disability ($)	Termination by Company without Cause or by Executive with Good Reason Following Change in Control ($)
Compensation:

Base Salary	-	136,000	(1)	-	136,000	(1)
Incentive Compensation Plan (accrued but unpaid)	-	-		-	-
Accelerated Vesting of Restricted Stock Units	-	-		-	102,189
Accelerated Vesting of Stock Options	-	-		-	13,276
Deferred Compensation Plan (2)	6,296	6,296		50,406	50,406
Change in Control Payment	-	-		-	-

Benefits:

Health	-	-		-	15,476
Life	-	-		-	516
Disability	-	-		-	1,490
Total Value	6,296	146,296		50,406	319,353

(1)	Payable over a period of six months following the termination date.
(2)	See footnote 4 to the Nonqualified Deferred Compensation table on page 25.

Compensation of Directors for Fiscal Year 2023

During 2023, the Company compensated each non-employee director as follows:

●

An annual retainer of $120,000 for service on the Board of Directors, payable by the issuance of shares valued at $18,000 on the first day of each quarter (valued at the last closing price prior to such date), which shares are fully vested at issuance, and the balance of $48,000 payable in cash quarterly;

●	An annual retainer of $12,000 for service as Chairman of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, payable in cash quarterly;

●	An annual retainer of $15,000 for service as the Lead Independent Director; and

●	Reimbursement of reasonable out-of-pocket expenses incurred in connection with Board or committee meetings.

The table below shows the compensation earned by the Company’s directors during fiscal year 2023:

Name	Fees earned or paid in cash ($)	Stock Awards ($) (1)	Options Awards ($)	Total ($)
Jason Brooks (2)	-	-	-	-
Mike Brooks	48,000	72,000	-	120,000
Michael L. Finn	48,000	72,000	-	120,000
Robyn R. Hahn	48,000	72,000	-	120,000
G. Courtney Haning	63,000	72,000	-	135,000
William L. Jordan	60,000	72,000	-	132,000
Curtis A. Loveland	48,000	72,000	-	120,000
Robert B. Moore, Jr.	60,000	72,000	-	132,000
Dwight Smith	48,000	72,000	-	120,000
Tracie A. Winbigler	60,000	72,000	-	132,000

(1)

Represents the grant date fair value of awards of stock options determined for accounting purposes in accordance with FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 15 “Share-Based Compensation” to the Notes to the Consolidated Financial Statements for the year ended December 31, 2023, which are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(2)

Mr. J. Brooks did not receive any additional compensation for his service as a director, and his compensation for his service as an executive officer of the Company is listed in our Summary Compensation table on page 22.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth additional information as of December 31, 2023, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to our shareholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b) (1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (2)	203,536	$27.75	502,325
Equity compensation plans not approved by security holders	-	-	-
Total	203,536	$27.75	502,325

(1)	The weighted-average exercise price in this column is based on outstanding options and does not take into account unvested awards of RSUs as these awards do not have an exercise price.

(2)	Equity compensation plans approved by shareholders consist of the Amended and Restated 2014 Omnibus Incentive Plan.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

COMPENSATION COMMITTEE
William L. Jordan, Chairman
Michael L. Finn
Robyn R. Hahn
Robert B. Moore, Jr.
Dwight E. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2023, the members of the Compensation Committee were Messrs. Jordan (Chairman), Finn, Moore and Smith, and Ms. Hahn. None of these members was an executive officer or employee of the Company or its subsidiaries during or prior to his or her service as a member of the Compensation Committee and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or Board.

TRANSACTIONS WITH RELATED PERSONS

Mr. Loveland, a director of the Company, is a partner in the law firm of Porter, Wright, Morris & Arthur LLP, which provides legal services to the Company. During fiscal 2023, the Company paid aggregate fees of approximately $885,550 to that firm. During fiscal 2022, the Company paid aggregate fees of approximately $745,893 to that firm.

Mr. Jordan, a director of the Company, was formerly an executive officer of Designer Brands Inc., a footwear and accessories designer, producer and retailer, until his departure in December 2023. Designer Brands Inc., through its subsidiaries, makes purchases of footwear from the Company in its normal course of business. Mr. Jordan was not responsible for decisions regarding what footwear products are purchased. During fiscal 2023, Designer Brands Inc. made payments of approximately $287,871 to the Company for purchases of footwear. During fiscal 2022, Designer Brands Inc. made payments of approximately $54,716 to the Company for purchases of footwear.

During 2023, the Company employed certain members of Mr. Jason. Brooks’ immediate family. Mr. M. Brooks retired and resigned from the Board of Directors effective December 31, 2023. Charles S. Brooks, Mr. Jason Brooks’ uncle, served as a Key Account Manager for the Company, and Mark Pitts, Mr. M. Brooks brother-in-law, also served as a Key Account Manager for the Company; and each earned base salaries and commission of $38,083 and $198,900, respectively, in 2023. During 2023, the Company also employed Mr. J. Brooks’ brother-in-law, David Bush, who served as a Manager, Territory – Rocky Outdoor for the Company and earned a base salary and commission of $161,455 in 2023.

The Company believes that all terms of the transactions and existing arrangements set forth above are no less favorable to the Company than similar transactions and arrangements which might have been entered into with unrelated parties.

It is the written policy of the Company that the Audit Committee will review the material facts of all Interested Transactions that require approval and either approve or disapprove of the entry into the Interested Transaction. An Interested Transaction is any transaction, arrangement, relationship, or series of similar transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) in which:

●	The aggregate amount involved will or may be expected to exceed $100,000 in any fiscal year;

●	The Company is a participant; and

●	Any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

A Related Party includes:

●

Any person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director, or nominee for election as a director;

●	Any person who is a greater than five percent beneficial owner of the Company’s common stock; or

●

Any immediate family member of any of the foregoing, including a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone residing in such person’s home (other than a tenant or employee).

In determining whether to approve or ratify an Interested Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction. Certain types of Interested Transactions, such as compensation to directors and officers that are required to be reported in the Company’s proxy statement, have been deemed to be pre-approved.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

General. In accordance with the Audit Committee Charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During the 2023 fiscal year, the Audit Committee met eight times.

Review and Discussion with Independent Registered Public Accounting Firm. In fulfilling its oversight responsibility as to the audit process, the Audit Committee obtained from its independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding all relationships between it and the Company that might bear on its independence and the communications, discussed with the independent registered public accounting firm any relationships that may impact the independent registered public accounting firm’s objectivity and independence, and satisfied itself as to the independent registered public accounting firm’s independence. The Audit Committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls. In addition, the Audit Committee reviewed and discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 1301, as amended, and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements.

Review with Management. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2023, with management. Management has the responsibility for the preparation of the Company’s consolidated financial statements, and the Company’s independent registered public accounting firm has the responsibility for the examination of those statements.

Conclusion. Based on the reviews and discussions with management and the Company’s independent registered public accounting firm noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 to be filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Tracie A. Winbigler, Chairwoman
Dwight E. Smith
William L. Jordan
G. Courtney Haning

PROPOSAL 3 – APPROVAL OF ROCKY BRANDS, INC. 2024 OMNIBUS INCENTIVE PLAN

Introduction

The Company currently maintains the Rocky Brands, Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “2014 Plan”), which was last adopted and approved by the shareholders on May 26, 2021. The 2014 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock units, stock appreciation rights, and other forms of equity compensation, as well as cash awards. The 2014 Plan has been effective in attracting and retaining highly-qualified employees and awards granted under the 2014 Plan have provided an incentive that aligns the economic interests of plan participants with those of our shareholders. No new awards may be granted under the 2014 Plan after May 7, 2024, as the 2014 Plan expires for purposes of granting further awards.

As a result, we propose restating the 2014 Plan as the new Rocky Brands, Inc. 2024 Omnibus Incentive Plan (the “2024 Plan”). The purpose of the 2024 Plan is to authorize shares to be available for grant upon expiration of the 2014 Plan and to make other design changes based on recent corporate governance and other trends. We currently propose carrying over 472,862 shares that remain available under the 2014 Plan and requesting an additional 27,138 shares for the 2024 Plan for a total of 500,000 shares eligible for grant under the 2024 Plan. We summarize these changes and the general description of awards under the 2024 Plan below.

If shareholders do not approve the 2024 Plan, the Company will not be able to issue any awards after the May 7, 2024 expiration of the 2014 Plan.

Overview of Additional Material Changes to the Plan

In addition to replenishing share availability, the 2024 Plan also revised the 2014 Plan to make the following material changes:

●

clarify that vesting upon a change in control occurs only upon either (i) a change in control followed by a termination of service by the Company without cause within 12 months after the change in control, or (ii) a change in control that occurred within 12 months of involuntary termination without cause that was demonstrated to be in anticipation of the change in control, unless shareholders approve single trigger vesting;

●

clarify and specifically state that any participant rights with respect to an award are subject to the Company’s clawback policy that is currently in effect and mandated by the Nasdaq Stock Market; and

●

eliminating a participant’s right to decide whether to have parachute payments reduced to avoid excise taxes and loss of deduction under Internal Revenue Code Sections 4999 and 280G and instead giving that authority to the Company.

No further material changes to the 2014 Plan are necessary at this time and, other than the changes described herein, the 2024 Plan will continue to provide essentially the same substantive terms and provisions as the 2014 Plan.

Incorporation of Key Corporate Governance Practices

●	“Double trigger” Change in Control Vesting – the 2024 Plan requires a “double trigger” for accelerated vesting of awards in the event of a change in control without shareholder approval;
●

No Repricing without Shareholder Approval – the price of any option may not be altered or repriced, whether through amendment, exchange, cancellation and replacement, taking any action that would be treated as a “repricing” or any other means, without shareholder approval;

●

No Cash Buyout – cash buyouts or cancellations of outstanding stock options and stock appreciation rights in exchange for cash or shares where the option price exceeds the fair market value of the shares are prohibited without shareholder approval;

●	Fair Market Value Stock Options – stock options and stock appreciation rights must be granted at not less than 100% of the fair market value on the date of grant;
●	No Reload Options – reload options are not permitted;
●

No Dividends or Dividend Equivalents on Unvested Awards – no ability of participants to receive dividend payments with respect to any stock option or stock appreciation right until the participant has acquired the underlying shares by exercising vested awards, and no ability of participants to receive dividend or dividend equivalent payments with respect to any restricted stock, restricted stock units, deferred stock units, and other incentive awards, and performance-based awards, until the shares underlying such awards are earned or vested;

●	Clawback – the 2024 Plan contains robust forfeiture and clawback features;
●	No Liberal Share Counting – liberal share counting is not permitted;
●

Sensible Potential Shareholder Dilution – the overall cumulative dilution to shareholders of current outstanding awards and the shares made available for grant under the 2024 Plan is approximately 9.9% of the fully-diluted outstanding shares of the Company; and

●	Independent Administration – the 2024 Plan is administered by a committee of independent directors.

Plan Summary

Administration

The 2024 Plan will be administered by the Compensation Committee, or such other committee as the Board shall appoint from time to time, which shall consist of two or more directors, all of whom are intended to satisfy the requirement for a “non-employee director” within the meaning of SEC Rule 16b-3 and for director independence under the rules of the NASDAQ Stock Market. The Compensation Committee has the discretion to interpret the 2024 Plan and any award or other agreement employed by the Company in the administration of the 2024 Plan. Subject to the provisions of the 2024 Plan, the Compensation Committee has the power to:

●	determine when and to whom awards will be granted;
●	make awards under the 2024 Plan;
●	determine the fair market value of shares or other property, where applicable;
●	determine the terms, conditions, and restrictions applicable to each award and any shares acquired pursuant to such awards;
●	determine how an award will be settled;
●	approve one or more forms of award agreements;
●

amend, modify, extend, cancel, or renew any award or waive any restrictions or conditions applicable to any award or any shares acquired upon the exercise of an award; provided, that the Compensation Committee may not reprice or cancel and replace stock options or SARs or repurchase underwater stock options or SARs without shareholder approval;

●	accelerate, continue, extend, or defer the exercisability of any award or the vesting of any shares acquired upon the exercise of an award;
●	prescribe, amend, or rescind any rules and regulations relating to the administration of the 2024 Plan; and
●	make all other determinations necessary or advisable for the administration of the 2024 Plan.

Notwithstanding the foregoing, the Board of Directors shall perform the functions of the Compensation Committee for purposes of granting awards to non-employee directors.

Eligibility

The 2024 Plan gives the Compensation Committee full discretion to designate any non-employee director of the Company, any employee of the Company or an affiliate, and consultants and advisors who render services to the Company, as a participant in the 2024 Plan. The Company currently has eight non-employee directors, and the Company and its affiliates currently have approximately 2,107 employees eligible to participate in the 2024 Plan.

Number of Shares and Limitations

If approved by the shareholders, the total number of shares of common stock of the Company available for issuance under the 2024 Plan is 500,000, which number includes 472,862 shares remaining available for new award grants under the 2014 Plan (subject to adjustment for future stock splits, stock dividends, and similar changes in the capitalization of the Company). The following shares related to awards will be available for issuance again under the 2024 Plan:

●	shares related to awards paid in cash; and
●	shares related to awards that expire, are forfeited, are cancelled, or terminate for any other reason without the delivery of the shares.

Shares delivered that have an aggregate fair market value on the date of exercise equal to the option exercise price and shares withheld by the Company in payment of the option exercise price or tax withholdings shall not be available for issuance again under the 2024 Plan.

The maximum number of shares for which awards may be granted under the 2024 Plan during the term of the 2024 Plan to any one individual may not exceed 250,000 shares. The maximum aggregate cash-based award or cash equivalent value of an award under the 2024 Plan at the date of grant is $2 million per year.

Types of Awards

The types of awards that may be granted under the 2024 Plan include incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards.

Subject to certain restrictions applicable to incentive stock options, awards granted under the 2024 Plan will be exercisable by the participants at such times as are determined by the Compensation Committee, but in no event may the term of an award be longer than ten years after the date of grant. In addition to the general characteristics of all of the awards described above, the basic characteristics of awards that may be granted under the 2024 Plan are as follows:

Incentive and Nonqualified Stock Options (“ISOs” and “NSOs”). Both incentive and nonqualified stock options may be granted to participants at such exercise prices as the Compensation Committee may determine, but the exercise price for any option may not be less than 100% of the fair market value (as defined in the 2024 Plan) of a share of common stock of the Company as of the date the option is granted. Stock options may be granted and exercised at such times as the Compensation Committee may determine, except that (a) ISOs may be granted only to employees, (b) no ISOs may be granted more than ten years after the effective date of the 2024 Plan, (c) an option shall not be exercisable more than ten years after the date of grant, and (d) the aggregate grant date fair market value of the shares of common stock of the Company with respect to which ISOs granted under the 2024 Plan and any other plan of the Company first become exercisable in any calendar year for any employee may not exceed the $100,000 maximum amount permitted under Code Section 422(d). Additional restrictions apply to an ISO granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of stock of the Company.

The purchase price payable upon exercise of options generally may be paid in any of the following methods:

●	in cash; or, at the discretion of the Compensation Committee;
●

by authorizing a third party with which the optionee has a brokerage or similar account to sell the shares (or a sufficient portion of such shares) acquired upon the exercise of the option and remit to the Company a portion of the sale proceeds sufficient to pay the entire option exercise price;

●	by delivering shares that have an aggregate fair market value on the date of exercise equal to the option exercise price;
●

by authorizing the Company to withhold from the total number of shares as to which the option is being exercised the number of shares having a fair market value on the date of exercise equal to the aggregate option exercise price for the total number of shares as to which the option is being exercised;

●	by such other means by which the Compensation Committee determines to be consistent with the purpose of the 2024 Plan and applicable law; or
●	by any combination of items listed above.

Stock Appreciation Rights (“SARs”). The value of a SAR granted to a participant is determined by the appreciation in the number of shares of common stock of the Company subject to the SAR during its term, subject to any limitations upon the amount or percentage of total appreciation that the Compensation Committee may determine at the time the right is granted. The participant receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the SAR is exercised, exceeds a price specified by the Compensation Committee at the time the right is granted. The price specified by the Compensation Committee must be at least 100% of the fair market value of the specified number of shares of common stock of the Company to which the right relates, determined as of the date the SAR is granted. A SAR may be granted in connection with a previously or contemporaneously granted option, or independent of any option. A SAR may be paid in cash, shares of common stock of the Company or a combination of cash and shares as determined by the Compensation Committee. No SAR may be exercised more than ten years after its date of grant.

Restricted Stock and Restricted Stock Units (“RSUs”). The Compensation Committee may grant participants awards of restricted stock and RSUs. Restricted stock involves the granting of shares to participants subject to restrictions on transferability and any other restrictions the Compensation Committee may impose. The restrictions lapse if either the holder continues to perform services to the Company or its affiliates for a specified period of time established by the Compensation Committee under the applicable award agreement or satisfies other restrictions, including performance-based restrictions, during the period of time established by the Compensation Committee. RSUs are similar to restricted stock except that no shares actually are awarded to the participant on the date of grant, and the holder typically does not enjoy any shareholder rights with respect to the units. Restricted stock awards are settled in shares. RSU awards may be settled in cash, shares, or a combination of cash and shares, as determined by the Compensation Committee and provided in the applicable award agreement.

Performance Shares. The Compensation Committee may grant participants awards of performance shares. The period of time over which performance targets are measured will be of such duration as the Compensation Committee shall determine in an award agreement. Upon satisfaction of the applicable performance targets during the performance period, the participant will be entitled to receive shares of common stock of the Company.

Performance Units. The Compensation Committee may grant participants awards of performance units. The period of time over which the performance goals are measured will be of such duration as the Compensation Committee shall determine in an award agreement. Upon satisfaction of the applicable performance targets during the performance period, the participant will be entitled to receive either shares, cash, or a combination of cash and shares, as determined by the Compensation Committee in the applicable award agreement.

Cash-Based Awards. Cash-based awards entitle the participants to payments of amounts of cash determined by the Compensation Committee based upon the achievement of specified performance targets during a specified performance period, which typically will be one year unless otherwise determined by the Compensation Committee. Each cash-based award will have its value determined by the Compensation Committee.

Other Stock-Based Awards. The Compensation Committee may also grant other awards that are valued in whole or in part by reference to, or are otherwise based on and/or payable in, shares of common stock of the Company. Other stock-based awards are a catch-all category to provide for awards of stock-based compensation that do not fit within the scope of the other specifically described types of awards. Payments with respect to other stock-based awards may be made in cash, shares, or a combination of cash and shares, as determined by the Compensation Committee. The Compensation Committee has the discretion to determine the terms and conditions of these other stock-based awards.

Termination of Service

If a participant ceases to be an employee, consultant, adviser, or director of the Company or its affiliates, the Compensation Committee may provide for special vesting and payment conditions upon such termination in an applicable award agreement.

Dividends and Dividend Equivalents

The Compensation Committee may grant dividends and dividend equivalents (but only after shares the shares subject to the award have been earned, vested, or acquired) in connection with other awards, except for options and SARs. Dividend or dividend equivalent amounts credited to an account for a participant may be settled in cash or shares or a combination of both, as determined by the Compensation Committee.

Transferability

In general, awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder. Except as otherwise provided in the 2024 Plan, all rights with respect to an award granted to a participant shall be available during his or her lifetime only to such participant. Notwithstanding the foregoing, a participant, at any time prior to his death, may assign all or any portion of an NSO or SAR to:

●	the participant’s spouse or lineal descendant;
●	the trustee of a trust for the benefit of the participant’s spouse or lineal descendants; or
●	a tax exempt organization as described in Code Section 501(c)(3).

Notwithstanding the foregoing, non-employee directors may assign all or any portion of any award granted to them to assignees described above. In the event of an assignment, the spouse, lineal descendant, trustee or tax-exempt organization shall be entitled to all of the rights of the participant with respect to the assigned portion of such award, and such portion of the award shall continue to be subject to all of the terms, conditions and restrictions applicable to the award as set forth in the 2024 Plan and in the related award agreement, immediately prior to the effective date of the assignment. Any such assignment shall be permitted only if (i) the participant does not receive any consideration therefore, and (ii) the assignment is expressly approved by the Compensation Committee or its delegate. Further notwithstanding the foregoing, no incentive stock option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent or distribution.

Duration, Adjustments, Modifications, Terminations

The 2024 Plan will remain in effect until all shares of the Company subject to the 2024 Plan are distributed, or the 2024 Plan is terminated as described below.

In the event of a recapitalization, stock split, reverse stock split, spin-off, spin-out or other distribution of assets to shareholders, stock distributions or combinations of shares, payment of stock dividends, other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company, or any other occurrence for which the Compensation Committee determines an adjustment is appropriate, the Compensation Committee shall equitably adjust the number and type of shares available for awards or the number and type of shares and amount of cash subject to outstanding awards, the option exercise price of outstanding options, and provisions regarding payment with respect to outstanding awards. The Compensation Committee has the discretion to make similar adjustments in connection with other changes in the Company’s capitalization, including due to a merger, reorganization, or consolidation.

The 2024 Plan also gives the Board and the Compensation Committee the right to terminate, suspend or amend the 2024 Plan without the authorization of shareholders to the extent allowed by law, including without limitation any rules issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, insofar as shareholder approval thereof is required in order for the 2024 Plan to continue to satisfy the requirements of SEC Rule 16b-3, or the rules of any applicable stock exchange. No termination, suspension or amendment of the 2024 Plan shall adversely affect any right acquired by any participant under an award granted before the date of such termination, suspension or amendment, unless such participant shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right.

Except as otherwise provided in the 2024 Plan, any award agreement or any employment agreement between the Company and a participant, upon a change in control all outstanding awards that are not yet fully vested shall become fully exercisable and all restrictions thereon shall terminate if:

●	within 12 months after a change in control of the Company occurs, the participant’s service has been terminated by the Company (provided that such termination is for a reason other than for cause); or

●

both (1) the Company previously terminated the participant’s service without cause during the 12-month period before the change in control was consummated but after a third party or the company had taken steps reasonably calculated to effect a change in control, and (2) it is reasonably demonstrated by the participant that such termination of service was in connection with or in anticipation of a change in control.

In addition, the Committee may determine and provide through an award agreement, or other means, the treatment of partially completed performance periods (if any) for any awards outstanding upon a change in control. Further, the Committee, as constituted before such Change in Control, is authorized, and has sole discretion, as to any award, either at the time such award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the cancellation of any Option or SAR for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Shares covered thereby had such Option or SAR been currently exercisable, but only upon prior approval of the Company’s shareholders of such action; (ii) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such change in control; or (iii) cause any such award then outstanding to be assumed, by the acquiring or surviving corporation, after such change in control.

Federal Tax Considerations

The Company has been advised by its counsel that awards made under the 2024 Plan generally will result in the following tax events for United States citizens under current United States federal income tax laws.

Nonqualified Stock Options. A participant will have no taxable income, and the Company will not be entitled to any related deduction, at the time a NSO is granted under the 2024 Plan. At the time of exercise of NSOs, the participant will realize ordinary income, and the Company will be entitled to a deduction equal to the excess of the fair market value of the stock on the date of exercise over the option exercise price. Upon disposition of the shares, any additional gain or loss realized by the participant will be taxed as a capital gain or loss.

Incentive Stock Options. A participant will have no taxable income, and the Company will not be entitled to any related deduction, at the time an ISO is granted under the 2024 Plan. If a participant disposes of shares acquired from the exercise of an ISO no earlier than (a) two years after the grant of the option and (b) one year after the exercise of the option (both (a) and (b) collectively referred to as the “Holding Periods”), then no taxable income will result upon the exercise of such ISO, and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the Holding Periods, any gain or loss realized by a participant will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a participant after the expiration of the Holding Periods.

Except in the event of death, if the participant disposes of the shares before the end of the Holding Periods (a “Disqualifying Disposition”), such participant will recognize a gain (taxable at ordinary income tax rates) which equals the lesser of (a) the difference between the fair market value on the exercise date and the option exercise price, or (b) the difference between the sale price of the shares and the option exercise price on the date of sale. The balance, if any, will be taxed as short-term or long-term capital gain, depending upon how long the participant held the shares. The Company will be entitled to a deduction at the same time and in the same amount as the participant is deemed to have realized ordinary income. If the participant pays the option exercise price with shares that were originally acquired pursuant to the exercise of an ISO and the Holding Periods for such shares have not been met, the participant will be treated as having made a Disqualifying Disposition of such shares, and the tax consequence of such Disqualifying Disposition will be as described above.

For alternative minimum tax purposes, an ISO will be treated as if it were a nonqualified stock option, the tax consequences of which are discussed previously.

Stock Appreciation Rights. There will be no federal income tax consequences to either the participant or the Company upon the grant of an SAR. The participant, however, generally must recognize ordinary taxable income upon the exercise or surrender of an SAR in an amount equal to the fair market value (on the date of exercise) of the shares exercised, less the exercise price. Gain or loss recognized upon any later sale or other disposition of the acquired shares generally will be a capital gain or loss.

Restricted Stock. Unless the participant files an election to be taxed under Code Section 83(b), the participant will not realize income upon the grant of restricted stock. Instead, the participant will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions lapse. The amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions lapse. If the participant files an election to be taxed under Code Section 83(b), the tax consequences to the participant and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the lapse of the restrictions. When the participant disposes of restricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the participant realizes ordinary income will be treated as a capital gain or loss.

Restricted Stock Units. A recipient of RSUs will not recognize taxable income upon the award of RSUs, and the Company will not be entitled to a deduction at such time. Upon payment or settlement of a RSU award, the participant will recognize ordinary income equal to the value of the shares or cash received, and the Company will be entitled to a corresponding deduction. Upon disposition of shares received by a participant in payment of an award, the participant will recognize capital gain or loss equal to the difference between the amount received upon such disposition and the fair market value of the shares on the date they were originally received by the participant.

Performance Shares, Performance Units, and Cash-Based Awards. Generally, the participant will not realize taxable income on the date of grant of a performance share, performance unit or cash-based award. Instead, the participant will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash, shares, or a combination of cash and shares are delivered to the participant in payment of the award. The amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares received, if any, on the date of issuance. Upon disposition of shares received by a participant in payment of an award, the participant will recognize capital gain or loss equal to the difference between the amount received upon such disposition and the fair market value of the shares on the date they were originally received by the participant.

Code Section 409A. Code Section 409A provides that covered amounts deferred under a nonqualified deferred compensation plan are includable in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts. The 2024 Plan has been designed so that awards should be exempt from coverage under Code Section 409A. Certain terms have been defined in a manner so that if awards are subject to Code Section 409A, they should comply with Code Section 409A.

Forfeiture and Over/Under Payments

The Compensation Committee may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, but shall not be limited to, termination of service for cause or any act by a participant, whether before or after termination of service, that would constitute cause for termination of service. If any participant or beneficiary receives an underpayment of shares or cash payable under the terms of any award, payment of any such shortfall shall be made as soon as administratively practicable. If any participant or beneficiary receives an overpayment of shares or cash payable under the terms of any award for any reason, the Compensation Committee or its delegate shall have the right, in its sole discretion, to take whatever action it deems appropriate, including but not limited to the right to require repayment of such amount or to reduce future payments under the 2024 Plan, to recover any such overpayment. Notwithstanding the foregoing, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the participant knowingly or through gross negligence engaged in the misconduct, or knowingly or through gross negligence failed to prevent the misconduct, or if the participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the participant shall reimburse the Company the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement. Further, a participant’s rights with respect to any award shall be subordinated to any right the Company has to recover amounts under the Award under any agreement with the participant or any Company clawback policy that is consistent with the Nasdaq Stock Market listing standards, Section 10 D of the Exchange Act, and any other applicable rules thereunder.

Withholding

The 2024 Plan permits the Company to withhold from awards an amount sufficient to cover any required withholding taxes. The 2024 Plan also permits the Company to require a participant to remit to the Company an amount sufficient to satisfy any required withholding taxes. In lieu of cash, the Compensation Committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant.

Board Recommendation

The Board of Directors and the Compensation Committee believe that the adoption of the 2024 Plan is in the best interests of the Company. The Board of Directors believe that the 2024 Plan will continue to promote the achievement of both short-term and long-term objectives of the Company by (a) aligning compensation of participants with the interests of the Company shareholders, (b) enhancing the interests of participants in the growth and success of the Company, and (c) attracting and retaining participants of outstanding competence.

The Board of Directors recommends that shareholders vote FOR the approval of the Rocky Brands, Inc. 2024 Omnibus Incentive Plan.

PROPOSAL 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Deloitte & Touche LLP as its independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024. Although not required, the Board of Directors is submitting its selection to the shareholders of the Company for ratification. The Board of Directors will reconsider the appointment of Deloitte & Touche LLP if its selection is not ratified by the shareholders.

Representatives of Deloitte & Touche LLP will be present at the meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that shareholders vote FOR ratification of its appointment of Deloitte & Touche LLP.

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table shows the aggregate fees billed to the Company by Schneider Downs & Co., Inc., its former independent registered public accounting firm, for services rendered during the fiscal year ended December 31, 2023 and 2022.

	Fiscal Year Ended
	December 31, 2023	December 31, 2022

Audit Fees (1)	$763,973	$724,642
Audit-Related Fees	-	-
Tax Fees (2)	113,995	101,555
All Other Fees (3)	25,865	29,045

(1)

Includes fees for the annual integrated audit and quarterly reviews of the consolidated financial statements, audits to meet statutory requirements, review of regulatory filings and internal control, auditor’s consent related to Forms S-8 and reimbursable out-of-pocket expenses.

(2)	Includes fees related to the preparation of the Company’s income tax returns.

(3)	Includes fees for permitted tax consulting and advisory services.

The Audit Committee has considered whether the provision of services other than those performed in connection with the “Audit Fees” above is compatible with maintaining the independent registered public accounting firm’s independence.

The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm or other registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, that are approved by the Audit Committee prior to completion of the audit.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and greater than 10% shareholders, to file reports of ownership and changes in ownership of the Company’s securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to the Company. Based on its review of such reports and written representations from reporting persons, the Company believes that all filing requirements were complied with during fiscal 2023.

PROPOSALS BY SHAREHOLDERS FOR 2025 ANNUAL MEETING

Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the proxy statement for action at the annual meeting. Any proposal submitted by a shareholder for inclusion in the proxy statement for the Annual Meeting of Shareholders to be held in 2025 in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Company (addressed to the attention of the Secretary) not less than 120 calendar days before the first anniversary of the date of the proxy statement released to shareholders for the prior year’s annual meeting. For the 2025 Annual Meeting of Shareholders, this means no later than the close of business on Monday, December 30, 2024. Any such proposal must include the information required to be in compliance with Rule 14a-8; however, submission or a proposal does not guarantee inclusion within our proxy statement.

Any shareholder proposal submitted outside the processes of Rule 14a-8 for presentation at our 2025 Annual Meeting of Shareholders (and not for inclusion in the Company’s proxy statement) will be considered untimely if notice thereof is received by the Company less than 30 days or more than 60 days prior to the date of the 2025 annual meeting as set forth in our Code of Regulations. However, if the Company gives less than 40 days’ notice of the date of the next scheduled annual meeting to shareholders, then a shareholder proposal must be received no later than the close of business on the tenth day following the earlier of (i) the day of public notice of the annual meeting or (ii) the day on which such notice of the date of the meeting was mailed pursuant to our Code of Regulations. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Ohio.  In addition to satisfying the requirements of our Code of Regulations, to comply with the requirements set forth in Rule 14a-19 of the Securities Exchange Act of 1934, as amended, shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to the Company (addressed to the attention of the Secretary) that sets forth all of the requirements of Rule 14a-19. Such notice must be received by the Company not less than 60 calendar days before the first anniversary of the date of the proxy statement released to shareholders for the prior year’s annual meeting. For the 2025 Annual Meeting of Shareholders, this means no later than the close of business on Friday, February 28, 2025.

All shareholder proposals must be sent to the attention of the Secretary, Rocky Brands, Inc., 39 East Canal Street, Nelsonville, Ohio 45764.

OTHER MATTERS

As of the date of this proxy statement, management knows of no other business that will properly come before the meeting. Should any other matter requiring a vote of the shareholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to such matter in accordance with their best judgment.

The Company’s Annual Report to Shareholders for the fiscal year ending December 31, 2023, including financial statements, was furnished to shareholders concurrently with the mailing of this proxy material.

By Order of the Board of Directors,

Jeremy D. Siegfried
Secretary

EXHIBIT A

As adopted by the Board of Directors March 7, 2024

Subject to approval by the Shareholders June 5, 2024

ROCKY BRANDS, INC.

2024 Omnibus Incentive Plan

Article I

Establishment, Purpose, Duration

Section 1.1    Establishment of the Plan.    Rocky Brands, Inc. (the “Company”) has established this new long-term omnibus incentive compensation plan, subject to the approval of the Company’s shareholders, to permit the grant of Awards. This new plan is called the Rocky Brands, Inc. 2024 Omnibus Incentive Plan (the “Plan”).

Section 1.2   Purpose. The Plan is designed to promote the achievement of both short-term and long-term objectives of the Company by (a) aligning compensation of Participants with the interests of Company shareholders, (b) enhancing the interest of Participants in the growth and success of the Company, and (c) attracting and retaining Participants of outstanding competence.

Section 1.3    Effective Date and Duration. This Plan, if approved by a majority of the votes cast by Company shareholders at the 2024 annual meeting shall become effective at such date with respect to Awards granted on or after such date (the “Effective Date”). If such shareholder approval is not obtained, no Awards will be granted under this Plan. If approved, the Plan shall serve as the successor to the Prior Plan; provided, however, that all Awards under the Prior Plan and any other predecessor plan outstanding on the Effective Date shall continue in full force and effect in accordance with their terms, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of those Prior Plan or other predecessor plan Awards with respect to their acquisition of Shares thereunder. This Plan shall remain in effect, subject to the right of the Board or the Committee to amend and terminate the Plan at any time as provided in this Plan, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. In no event, however, may an Award be granted under the Plan on or after June 5, 2034, which date is more than ten years after the date the Plan was first approved by the shareholders.

Article II

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

Section 2.1    1934 Act. “1934 Act” means the Securities Exchange Act of 1934, as amended.

Section 2.2    Affiliate. “Affiliate” means any entity that is a Subsidiary or a parent corporation, as defined in Code Section 424(e), of the Company, or any other entity designated by the Committee as covered by the Plan in which the Company has, directly or indirectly, at least a 20% voting interest.

Section 2.3   Award. “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, or other Article XII stock-based award granted to a Participant under the Plan.

Section 2.4    Award Agreement. “Award Agreement” means a written or electronic statement or agreement prepared by the Company that sets forth the terms, conditions and restrictions applicable to Awards granted under the Plan.

Section 2.5    Board or Board of Directors. “Board” or “Board of Directors” means the Board of Directors of the Company.

Section 2.6    Cash-Based Award. “Cash-Based Award” means an Award granted to a Participant, as described in Article XI herein.

Exhibit A

Section 2.7    Cause. “Cause,” unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, shall be as defined in any employment agreement between the Company and a Participant; provided however, that if there is no such employment agreement, “Cause” shall mean any of the following: (a) the Participant’s conviction of any criminal violation involving dishonesty, fraud or breach of trust; (b) the Participant’s willful engagement in any misconduct in the performance of his or her duty that materially injures the Company; (c) the Participant’s performance of any act which would materially and adversely impact the business of the Company; or (d) the Participant’s willful and substantial nonperformance of assigned duties. Notwithstanding the foregoing, the Committee shall have sole discretion with respect to the application of the provisions of subsections (a)‑(d) above, and such exercise of discretion shall be conclusive and binding upon the Participant and all other persons.

Section 2.8    Change in Control. A "Change in Control" will be deemed to have occurred if and when (i) a person, partnership, corporation, trust or other entity ("Person") acquires or combines with the Company, or 50 percent or more of its assets or earning power, in one or more transactions, and after such acquisition or combination, less than a majority of the outstanding voting shares of the Person surviving such transaction (or the ultimate parent of the surviving Person) is owned by the owners of the voting shares of the Company outstanding immediately prior to such acquisition or combination, unless the Change in Control transaction or transactions have been approved in advance by Board members representing at least two‑thirds of the Board members; or (ii) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period are members of the Board ("Original Board Members") cease for any reason to constitute at least a majority of the Board, unless the election of each Board member who was not an Original Board Member has been approved in advance by Board members representing at least two-thirds of the Board members then in office who were Original Board Members. This definition shall be interpreted in accordance with the guidance under Code Section 409A that describes a change in control, change in effective control, and a change in the ownership of a substantial portion of the assets of a corporation.

Section 2.9      Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

Section 2.10   Committee. “Committee” means the Compensation Committee of the Board of Directors, or such other committee as the Board shall appoint from time to time, which shall consist of two or more directors all of whom are intended to satisfy the requirements for a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and an “independent director” under the rules of Nasdaq (or any other national securities exchange which is the principal exchange on which the Shares may then be traded); provided, however, that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership specified above.

Section 2.11    Company. “Company” means Rocky Brands, Inc., an Ohio corporation, and any current or future parent or subsidiary, or any successor thereto.

Section 2.12   Disability or Disabled. “Disability” or “Disabled” means a condition that (a) causes the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, to receive income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Affiliates or (b) causes the Participant to be eligible to receive Social Security disability payments. The Committee, in its sole discretion, shall determine the date of any Disability.

Section 2.13    Employee. “Employee” means any person who is an employee of the Company or any Affiliate; provided, however, that with respect to ISOs, “Employee” means any person who is considered an employee of the Company or any Affiliate for purposes of Treasury Regulation Section 1.421-1(h).

Section 2.14    Fair Market Value. “Fair Market Value” means, on any given date and as may be specified in an Award Agreement, (a) the closing sales price per share (or, if otherwise specified by the Committee, a price that is based on the opening, actual, high, low, or average sales prices per Share) of the Company’s common stock as reported on Nasdaq or such other established securities market on which the Shares are traded, or, if there were no reported sales of Shares on such date, then, unless otherwise required under the Code, the business day immediately preceding such date; or (b) if (a) does not apply, the price that the Committee in good faith determines through any reasonable valuation method that a Share might change hands between a willing buyer and a willing seller, neither being under compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. Notwithstanding the above, for purposes of broker-facilitated cashless exercises of Awards involving Shares under the Plan, “Fair Market Value” shall mean the real-time selling price of such Shares as reported by the broker facilitating such exercises.

Section 2.15    Grant Price. “Grant Price” means the price established at the time of grant of an SAR pursuant to Article VII (Stock Appreciation Rights), used to determine whether there is any payment due upon exercise of the SAR, which shall not be less than 100% of the Fair Market Value of the Shares at the time the SAR was granted.

Section 2.16    Incentive Stock Option or ISO. “Incentive Stock Option” or “ISO” means an Option that is an “incentive stock option” within the meaning of Code Section 422.

Exhibit A

Section 2.17    Nonemployee Director. “Nonemployee Director” means a member of the Board who is not an Employee.

Section 2.18    Nonqualified Stock Option or NQSO. “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares that does not constitute an Incentive Stock Option under Code Section 422 (or any successor Code Section).

Section 2.19    Option. “Option” means a right to purchase Shares in accordance with the terms and conditions of the Plan.

Section 2.20    Option Exercise Price. “Option Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

Section 2.21    Participant. “Participant” means an Employee, Non-Employee Director, consultant, or adviser who is selected to receive an Award or who has outstanding an outstanding Award granted under the Plan.

Section 2.22    Performance Measure. “Performance Measure” means one or more business criteria to be used by the Committee in establishing Performance Targets for Awards under the Plan that contain performance-based vesting conditions.

Section 2.23    Performance Shares. “Performance Shares” means an Award designated as Performance Shares and granted to a Participant in accordance with Article IX of the Plan.

Section 2.24    Performance Target. “Performance Target” means the specific, objective goal or goals that are timely set forth in writing by the Committee for Awards under the Plan that contain performance-based vesting requirements with respect to any one or more Performance Measures.

Section 2.25    Performance Unit. “Performance Unit” means an Award designated as a Performance Unit and granted to a Participant in accordance with Article X of this Plan.

Section 2.26    Period of Restriction. “Period of Restriction” means the period during which the transfer of Shares underlying an Award is limited in some way, or the Shares are subject to a substantial risk of forfeiture.

Section 2.27     Plan. “Plan” means this Rocky Brands, Inc. 2024 Omnibus Incentive Plan, as may be amended from time to time.

Section 2.28    Prior Plan. “Prior Plan” means the Rocky Brands, Inc. Amended and Restated 2014 Omnibus Incentive Plan, which was last amended and restated, effective May 26, 2021.

Section 2.29    Restricted Stock. “Restricted Stock” means an Award that is a grant of Shares delivered to a Participant, subject to restrictions described in Article VIII of this Plan.

Section 2.30    Restricted Stock Unit or RSU. “Restricted Stock Unit” or “RSU” means an Award that is subject to the restrictions described in Article VIII of this Plan and is a promise of the Company to deliver at the end of a Period of Restrictions (a) one Share for each RSU, (b) cash in an amount equal to the Fair Market Value of one Share for each RSU, or (c) a combination of (a) and (b), as determined by the Committee.

Section 2.31    Retirement. “Retirement” means, with respect to Employees and Nonemployee Directors, retirement with the consent of the Company, which shall be determined by the Committee in its sole discretion.

Section 2.32    Service. “Service” means a Participant’s work for the Company or an Affiliate, either as an Employee, Non-Employee Director, consultant, or adviser.

Section 2.33    Shares. “Shares” means the shares of common stock of the Company, without par value.

Section 2.34    Stock Appreciation Right or SAR. “Stock Appreciation Right” or “SAR” means an Award designated as an SAR in accordance with the terms of Article VII of the Plan.

Section 2.35   Subsidiary. “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest; provided, however, that with respect to ISOs, the term “Subsidiary” shall include only an entity that qualifies under Code Section 424(f) as a “subsidiary corporation” with respect to the Company.

Exhibit A

Section 2.36    Tandem SAR. “Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (with a similar cancellation of the Tandem SAR when a Share is purchased under the Option). Except for the medium of payment, the terms of a Tandem SAR shall be identical in all material respects to the terms of the related Option.

Article III

Administration

Section 3.1     Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. Notwithstanding the foregoing, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to Nonemployee Directors.

Section 3.2      Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)	to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of Shares to be subject to each Award;

(b)	to determine the type of Award granted;

(c)	to determine the Fair Market Value of Shares or other property where applicable;

(d)

to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any Shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of Shares pursuant to any Award, (ii) the method of payment for Shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of Shares, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any Shares acquired pursuant thereto, (v) the time of the expiration of any Award, (vi) the effect of the Participants termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to any Award or Shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)	to determine how an Award will be settled, as provided under an Award Agreement;

(f)	to approve one or more forms of Award Agreement;

(g)	to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any Shares acquired upon the exercise thereof;

(h)

to accelerate, continue, extend or defer the exercisability of any Award or the vesting of any Shares acquired upon the exercise thereof, including with respect to the period following a Participants termination of Service;

(i)

to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j)

to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

Exhibit A

Section 3.3    Action by the Committee. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the act of a majority of the members present at any meeting at which a quorum is present or the act approved in writing by a majority of all the members of the Committee shall be the act of the Committee. In the performance of their duties under this Plan, the Committee members shall be entitled to rely upon information and advice furnished by the Company’s officers, employees, accountants or counsel, or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of this Plan.

Section 3.4     Indemnification. The Company will indemnify each member of the Committee against costs, expenses and liabilities (other than amounts paid in settlements to which the Company does not consent, which consent will not be unreasonably withheld) reasonably incurred by such member in connection with any action to which he or she may be a party by reason of service as a member of the Committee, except in relation to matters as to which he or she is adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification is in addition to such other rights as the Committee member may enjoy as a matter of law, by reason of insurance coverage of any kind, or otherwise.

Article IV

Stock Subject to the Plan

Section 4.1    Aggregate Shares. Subject to adjustment as provided under the Plan, the total number of Shares that are available for Awards under the Plan shall not exceed in the aggregate 500,000 Shares, which shall consist of the sum of (i) 27,138 Shares plus (ii) the number of Shares that are authorized, but not issued or subject to outstanding Awards, under the Prior Plan as of the Effective Date. The Shares issued under the Plan may be authorized and unissued Shares or Shares purchased on the open market.

Section 4.2    Individual Award Limitations. Subject to adjustments as provided in herein, the maximum number of Shares for which Awards may be granted under the Plan during the term of the Plan to any one individual may not exceed 250,000 Shares. The maximum aggregate Cash-Based Award or cash equivalent value of an Award of Shares at the date of grant shall be $2,000,000 per year. Except for Restricted Stock Awards issued to non-employee members of the Board of Directors in lieu of cash compensation, Awards hereunder shall provide for a minimum one-year Period of Restriction.

Section 4.3   Share Counting. The following Shares related to Awards will be available for issuance again under the Plan: (a) Shares related to Awards paid in cash and (b) Shares related to Awards that expire, are forfeited, are cancelled, or terminate for any other reason without the delivery of the Shares. Shares delivered pursuant to Section 6.4(iii) or withheld pursuant to Section 6.4(iv) in payment of the Option Exercise Price and Shares withheld pursuant to Section 18.2 with respect to tax withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, shall not be available for issuance again under the Plan.

Section 4.4    Adjustment to Number of Shares.

(a)

Appropriate adjustments in the aggregate number of Shares issuable pursuant to the Plan, the number of Shares subject to each outstanding award granted under the Plan, the Option price with respect to Options and Tandem SARs, the specified price of SARs not connected to Options, and the value for Performance Units, shall be made to give effect to any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, whether through recapitalization, stock split, reverse stock split, spin‑off, spin‑out or other distribution of assets to shareholders, stock distributions or combinations of Shares, payment of stock dividends, other increase or decrease in the number of such Shares outstanding effected without receipt of consideration by the Company, or any other occurrence for which the Committee determines an adjustment is appropriate.

(b)

In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, or an acquisition by the Company of the stock or assets of any other corporation or corporations, there shall be substituted on an equitable basis, as determined by the Committee in its sole discretion, for each Share then subject to the Plan, and for each Share then subject to an Award granted under the Plan, the number and kind of Shares of stock, other securities, cash or other property to which the holders of Shares of the Company are entitled pursuant to such transaction.

(c)

Without limiting the generality of the foregoing provisions of this paragraph, any such adjustment shall be deemed to have prevented any dilution or enlargement of a Participant’s rights, if such Participant receives in any such adjustment, rights that are substantially similar (after taking into account the fact that the Participant has not paid the applicable option price) to the rights the Participant would have received had he exercised his outstanding Award and become a shareholder of the Company immediately prior to the event giving rise to such adjustment. Adjustments under this paragraph shall be made by the Committee, whose decision as to the amount and timing of any such adjustment shall be conclusive and binding on all persons.

Exhibit A

Article V

Eligibility and Participation

Section 5.1    Eligibility to Receive Awards. Persons eligible to receive Awards under the Plan are Employees, Nonemployee Directors, and consultants and advisers who render services to the Company.

Section 5.2    Participation in the Plan. Subject to the other provisions of this Plan, the Committee has the full discretion to grant Awards to eligible persons described in Section 5.1. Eligible persons may be granted more than one Award. Eligibility in accordance with this Section, however, shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

Article VI

Options

Section 6.1    Grant of Options. Options shall be evidenced by Award Agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time. Award Agreements shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, provisions for vesting and exercisability, whether the Option is an ISO or NSO, and such other provisions as the Committee shall determine. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with the following terms and conditions. Except in accordance with equitable adjustments as provided in Section 4.4 of this Plan, no Option granted under the Plan shall at any time be repriced or subject to cancellation and replacement without shareholder approval. No underwater or out-of-the money Option shall be repurchased by the Company for cash without shareholder approval.

Section 6.2    Option Exercise Price. The Option Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted.

Section 6.3    Exercise of Options. Each Award Agreement shall state the period or periods of time within which the Option may be exercised by the optionee, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the Option exercise period shall not end later than ten years after the date of the grant of the Option. The Committee shall have the power to permit in its discretion an acceleration of the previously determined exercise terms, within the terms of the Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

Section 6.4    Payment of Option Exercise Price. Except as otherwise provided in the Plan, or in any Award Agreement, the optionee shall pay the Option Exercise Price upon the exercise of any Option (i) in cash, or, in the sole discretion of the Committee, (ii) by authorizing a third party with which the optionee has a brokerage or similar account to sell the Shares (or a sufficient portion of such Shares) acquired upon the exercise of the Option and remit to the Company a portion of the sale proceeds sufficient to pay the entire Option Exercise Price to the Company, (iii) by delivering Shares that have an aggregate Fair Market Value on the date of exercise equal to the Option Exercise Price; (iv) by authorizing the Company to withhold from the total number of Shares as to which the Option is being exercised the number of Shares having a Fair Market Value on the date of exercise equal to the aggregate Option Exercise Price for the total number of Shares as to which the Option is being exercised, (v) by such other means by which the Committee determines to be consistent with the purpose of the Plan and applicable law, or (vi) by any combination of (i), (ii), (iii), (iv), and (v). In the case of an election pursuant to (i) above, cash shall mean cash or check issued by a federally insured bank or savings and loan association and made payable to Rocky Brands, Inc. In the case of payment pursuant to (ii) or (iii) above, the optionee’s authorization must be made on or prior to the date of exercise and shall be irrevocable. In lieu of a separate election governing each exercise of an Option, an optionee may file a blanket election with the Committee, which shall govern all future exercises of Options until revoked by the optionee.

Section 6.5    Transfer of Shares. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

Section 6.6   Rights Upon Termination of Service. Unless otherwise provided by the Committee in an Option Agreement, in the event that an optionee terminates Service for any reason other than death, Disability or Retirement, the optionee shall have the right to exercise the Option during its term within a period of ninety days after such termination to the extent that the Option was exercisable at the date of such termination of Service. In the event that an optionee dies, Retires, or becomes Disabled prior to termination of his option without having fully exercised his option, the optionee or his successor shall have the right to exercise the option during its term within a period of one year after the date of such termination due to death, Disability or Retirement, to the extent that the option was exercisable at the date of termination due to death, Disability or retirement, or during such other period and subject to such terms, including accelerated vesting, as may be determined by the Committee.

Exhibit A

Section 6.7    Additional Rules for Incentive Stock Options.

(a)

Employees. Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary and not to Employees of any Affiliate unless such entity is classified as a “disregarded entity” of the Company or the applicable Subsidiary under the Code. Incentive Stock Options may not be granted to Nonemployee Directors.

(b)

Exercise Limitations. The Committee, in its sole discretion, may provide in each Award Agreement the period or periods of time within which the Option may be exercised by the optionee, in whole or in part, provided that the Option period shall not end later than ten years after the date of the grant of the Option. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Shares subject to an Option, which first becomes exercisable in any calendar year, exceeds this limitation, so much of the Option that does not exceed the applicable dollar limit shall be an Incentive Stock Option and the remainder shall be a Nonqualified Stock Option; but in all other respects, the original Award Agreement shall remain in full force and effect. Notwithstanding anything herein to the contrary, if an Incentive Stock Option is granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations, within the meaning of Code Section 422(b)(6), (i) the purchase price of each Share subject to the Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Share on the date the Incentive Stock Option is granted, and (ii) the Incentive Stock Option shall expire, and all rights to purchase Shares thereunder shall cease, no later than the fifth anniversary of the date the Incentive Stock Option was granted.

(c)

Rights Upon Termination of Service. The rules under Section 6.7 of this Plan generally shall apply when an optionee holding an ISO terminates Service. Notwithstanding the foregoing, in accordance with Code Section 422, if an Incentive Stock Option is exercised more than ninety days after termination of Service, that portion of the Option exercised after such date shall automatically be a Nonqualified Stock Option, but, in all other respects, the original Award Agreement shall remain in full force and effect.

Article VII

Stock Appreciation Rights

Section 7.1    Grant of SARs. Stock Appreciation Rights shall be evidenced by Award Agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time. Award Agreements shall specify the Grant Price of the SAR, the duration of the SAR, the number of Shares to which the SAR pertains, provisions for vesting and exercisability, and such other provisions as the Committee shall determine. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with the following terms and conditions.

Section 7.2    Awards. An SAR shall entitle the grantee to receive upon exercise the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the Grant Price, or, if connected with a previously issued Option, not less than 100% of the Fair Market Value of Shares at the time such Option was granted. An SAR may be a Tandem SAR or may not be granted in connection with an Option. Except in accordance with equitable adjustments as provided in Section 4.4 of this Plan, no SAR granted under the Plan shall at any time be repriced or subject to cancellation and replacement without shareholder approval. No underwater or out-of-the money SAR shall be repurchased by the Company for cash without shareholder approval.

Section 7.3    Term of SAR. SARs shall be granted for a period of not more than ten years, and shall be exercisable in whole or in part, at such time or times and subject to such other terms and conditions, as shall be prescribed by the Committee at the time of grant, subject to the provisions of this Plan.

Section 7.4   Termination of Service. SARs shall be exercisable only during a grantee’s period of Service, except that in the discretion of the Committee an SAR may be made exercisable for up to ninety days after the grantee’s Service is terminated for any reason other than death, Disability or Retirement. In the event that a grantee dies, Retires, or becomes Disabled without having fully exercised his SARs, the grantee or his successor shall have the right to exercise the SARs during their term within a period of one year after the date of such termination due to death, Disability or Retirement to the extent that the right was exercisable at the date of such termination or during such other period and subject to such terms as may be determined by the Committee. Notwithstanding the foregoing, the Committee shall have the power to permit in its discretion an acceleration of previously determined exercise terms, within the terms of the Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

Exhibit A

Section 7.5    Special Rules for Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

Section 7.6    Payment. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; by (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, payment shall be made in cash, in the form of Shares at Fair Market Value, or in a combination thereof, as the Committee may determine.

Article VIII

Restricted Stock and Restricted Stock Units

Section 8.1    Grants. The Committee, at any time and from time to time, may grant Shares of Restricted Stock or grant Restricted Stock Units to Participants in such amounts as the Committee shall determine. Each Restricted Stock or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units issued to the Participant, and such other provisions as the Committee shall determine. Such Award Agreements shall be consistent with the provisions of this Article VIII.

Section 8.2   Period of Restriction. The end of any Period of Restriction for Restricted Stock or Restricted Stock Units may be conditioned upon the satisfaction of such conditions as are satisfied by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions include, without limitation, restrictions based upon the continued Service of the Participant, the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws, prohibitions against transfer, and repurchase by the Company or right of first refusal. The Committee shall have the power to permit in its discretion, an acceleration of the expiration of the applicable Period of Restriction with respect to any part or all of the Shares or number of Restricted Stock Units awarded to a Participant.

Section 8.3    Certificates. If a certificate is issued in respect of Shares awarded to a Participant, each certificate shall be deposited with the Company, or its designee, and shall bear the following legend:

“This certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the Rocky Brands, Inc. Omnibus Incentive Plan and an Award Agreement entered into by the registered owner. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Award Agreement, a copy of each of which is on file in the office of the Secretary of said Company.”

Section 8.4   Lapse of Restrictions. A Restricted Stock Award Agreement or Restricted Stock Unit Award Agreement shall specify the terms and conditions upon which any restrictions upon Shares awarded or RSUs awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, any Shares that have been awarded, free of the previously described restrictive legend, shall be issued to the Participant or his legal representative.

Section 8.5   Termination of Service. Each Restricted Stock Award Agreement and Restricted Stock Unit Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of Shares of Restricted Stock or Restricted Stock Units following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Section 8.6    Code Section 83(b) Election. If a Participant makes an election pursuant to Code Section 83(b) with respect to a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

Exhibit A

Article IX

Performance Shares Awards

Section 9.1    Grants of Performance Shares. The Committee, at any time and from time to time, may grant Awards of Performance Shares to Participants in such amounts as the Committee shall determine. Each Performance Shares grant shall be evidenced by an Award Agreement that shall specify the applicable performance period, the number of Shares subject to a Performance Shares Award that are to be delivered to the Participant upon satisfaction of the performance targets by the expiration of the performance period, and such other provisions as the Committee shall determine. Such Award Agreements shall be consistent with the provisions of this Article IX.

Section 9.2    Performance Period and Performance Goals. At the time of award, the Committee, in its sole discretion, shall establish a performance period and the Performance Targets to be achieved during the applicable performance period with respect to an Award of Performance Shares.

Section 9.3    Delivery of Shares. Following the conclusion of each performance period, the Committee shall determine the extent to which Performance Targets have been attained for such period as well as the other terms and conditions established by the Committee. The Committee shall determine the amount of Shares, if any, to be delivered to the Participant in satisfaction of the Award.

Section 9.4    Termination of Service. Each Performance Shares Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of Performance Shares following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Performance Shares Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Section 9.5   Performance Measures and Performance Targets. The Committee shall follow the procedures set forth in Section 13.1 with respect to establishing Performance Measures and Performance Targets for Performance Shares.

Article X

Performance Units

Section 10.1    Grant of Performance Units. Subject to the terms of the Plan, Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Performance Units shall be evidenced by Award Agreements that are subject to the terms of this Article X.

Section 10.2    Performance Period and Performance Goals. At the time of award, the Committee also shall establish, in its sole discretion, the performance period and Performance Targets to be achieved during the applicable performance period with respect to an Award of Performance Units.

Section 10.3    Value of Performance Units. At the time Performance Units are granted, the Committee shall establish with respect to each such Award a value for each Performance Unit, which may vary thereafter determinable from criteria specified by the Committee at the time of Award.

Section 10.4   Performance Measures and Performance Targets. The Committee shall follow the procedures set forth in Section 13.1 with respect to establishing Performance Measures and Performance Targets for Performance Units.

Section 10.5   Payment of Performance Units. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained for such period as well as the other terms and conditions established by the Committee. The Committee shall determine what, if any, payment is due on the Performance Units. Payment shall be made as soon as practicable after the end of the applicable performance period, but no later than the March 15th of the year after the year in which such performance period ends, in cash, in the form of Shares, or in a combination thereof, as the Committee may determine.

Section 10.6    Termination of Service. Each Performance Unit Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of Performance Units following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Performance Units Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Section 10.7    Other Terms. The Award Agreements with respect to Performance Units shall contain such other terms and provisions and conditions not inconsistent with the Plan as shall be determined by the Committee.

Exhibit A

Article XI

Cash-Based Awards

Section 11.1    Grant of Cash-Based Awards. Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, subject to the terms of this Article XI.

Section 11.2    Performance Period and Performance Goals. Unless otherwise determined by the Committee, the performance period for any Cash-Based Award shall be one year. At the time of award, the Committee also shall establish, in its sole discretion, the Performance Targets to be achieved during the applicable performance period with respect to Cash-Based Awards.

Section 11.3     Value of Cash-Based Awards. At the time Cash-Based Awards are granted, the Committee shall establish the value of such Awards, which may vary thereafter determinable from criteria specified by the Committee at the time of Award.

Section 11.4    Performance Measures and Performance Targets. The Committee shall follow the procedures set forth in Section 13.1 with respect to establishing Performance Measures and Performance Targets for Cash-Based Awards.

Section 11.5    Payment of Cash-Based Awards. If payable, the Participant’s Cash-Based Award will be distributed to the Participant, or the Participant’s estate in the event of the Participant’s death before payment, in cash in a single sum as soon after the end of the applicable performance period as practicable, but no later than March 15th after the end of the performance period, in accordance with the Company’s payroll practices.

Section 11.6    Termination of Service. With respect to Cash-Based Awards, the Committee shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of such Cash-Based Awards following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Cash-Based Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article XII

Other Stock-Based Awards

The Committee may from time to time grant Shares and other Awards under the Plan that are valued in whole or in part by reference to, or are otherwise based upon and/or payable in Shares. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan.

Article XIII

Performance-Based Awards Under the Plan

Section 13.1    Procedures for Establishing Performance Measures and Performance Targets for Certain Awards Under the Plan.

(a)

General. At such time that the Committee deems appropriate, the Committee shall, in its sole discretion, identify the Performance Measures applicable to the Performance Shares, Performance Units, and performance-based Cash-Based Awards and the Performance Targets that relate to such Performance Measures, and the dollar amounts or number of Shares payable upon achieving the applicable Performance Targets. Subject to the terms of this Plan, after each applicable performance period has ended, the Committee shall determine the extent to which the Performance Targets have been attained or a degree of achievement between minimum and maximum levels with respect to the Awards in order to establish the level of payment to be made, if any, with respect to such Awards, and shall certify the results in writing prior to payment of such Awards.

(b)

Performance Targets and Performance Measures. With respect to Performance Shares, Performance Units, and performance-based Cash-Based Awards, at the time of grant of an Award, the Committee shall establish in writing maximum and minimum Performance Targets to be achieved with respect to each Award during the performance period. The Participant shall be entitled to payment of the entire amount awarded if the maximum Performance Target is achieved during the performance period, but shall be entitled to payment with respect to a portion of the Award according to the level of achievement of Performance Targets, as specified by the Committee, for performance during the performance period that meets or exceeds the minimum Performance Target but fails to meet the maximum Performance Target. With respect to Cash-Based Awards, the Committee may assign payout percentages based upon various potential Performance Targets to be applied if the Performance Targets are met. The Committee has full discretion and authority to determine the Performance Target payouts for Cash-Based Award’s performance period.

Exhibit A

The Performance Targets established by the Committee may relate to corporate, division, department, or business unit, and may be established in terms of any one or a combination of the following Performance Measures: price of Company Common Stock or the stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, sales productivity, economic profit, economic value added, net income, operating income, operating income before bonuses and before officer equity award expense, gross margin, sales, free cash flow, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation, and amortization), earnings per share, operating company contribution or market shares. Multiple Performance Targets may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance as measured against other institutions or divisions or units thereof.

(c)

Calculation and Adjustments. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) mergers, acquisitions or divestitures, (f) foreign exchange gains and losses, and (g) extraordinary, unusual, or other nonrecurring items as described in U.S. Generally Accepted Accounting Principles or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s consolidated report to the investment community or investor letters. The Committee shall retain the discretion to adjust such Awards, either on a formulaic or discretionary basis or a combination of the two, as the Committee determines. If applicable securities or other laws change to permit Committee discretion to alter the governing Performance Measures or Performance Targets without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Section 13.2    Alternative Performance Criteria. Notwithstanding anything in this Plan to the contrary, the Committee may designate performance targets from among the previously described Performance Measures in this Article or such other business criteria as it determines in its sole discretion. The Committee also may make adjustments to such Performance Measures or other business criteria in any manner it deems appropriate in its discretion.

Article XIV

Dividends and Dividend Equivalents

No dividends or dividend equivalents may be awarded with respect to any Options, or SARs. An Award (other than Options or SARs) may, if so determined by the Committee, provide the Participant with the right to receive dividend payments, or, in the case of Awards that do not involve the issuance of Shares concurrently with the grant of the Award, dividend equivalent payments with respect to Shares subject to the Award but only after the Shares are earned, vested or acquired, which payments may be either made currently, credited to an account for the Participant, or deemed to have been reinvested in additional Shares which shall thereafter be deemed to be part of and subject to the underlying Award, including the same vesting and performance conditions. Dividend or dividend equivalent amounts credited to an account for the Participant may be settled in cash or Shares or a combination of both, as determined by the Committee.

Article XV

Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Exhibit A

Article XVI

Change in Control

Section 16.1    Effect of Change in Control. Except as otherwise provided in the Plan, any Award Agreement granted hereunder, or any employment agreement between the Corporation and a Participant, upon a Change in Control, all outstanding Awards that are subject to a Period of Restriction or are not fully vested shall become fully exercisable and all restrictions thereon shall terminate if:

(a)	within 12 months after a Change in Control occurs, the Participant’s Service has been terminated by the Company (provided that such termination is for a reason other than for Cause); or

(b)

both (i) the Company previously terminated the Participant’s Service for reasons other than for Cause during the year before the Change in Control was consummated but after a third party or the Company had taken steps reasonably calculated to effect a Change in Control, and (ii) the Participant reasonably demonstrates that such termination of Service was in connection with or in anticipation of a Change in Control.

Notwithstanding the foregoing, the Committee may determine and provide through an Award Agreement or other means the extent of vesting and the treatment of partially completed performance periods (if any) for any Awards outstanding upon a Change in Control. Further, the Committee, as constituted before such Change in Control, is authorized, and has sole discretion, as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the cancellation of any such Award for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Shares covered thereby had such Award been currently exercisable, but only upon prior approval of the Company’s shareholders of such action; (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iii) cause any such Award then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.

Section 16.2    Code Section 4999 Excise Tax. Except as otherwise provided in an Award Agreement or other agreement with the Company, in the event that any acceleration of vesting or payment pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Code Section 4999 due to the characterization of such acceleration of vesting, payment, or benefit as an excess parachute payment under Code Section 280G, the Company will reduce the Participant’s benefits under this Plan so that the Participant’s total “parachute payment,” as defined under Code Section 280G, under this Plan, any Award Agreement, or other agreement will be $1.00 less than the amount that otherwise would generate an excise tax under Code Section 4999. Such reduction, however, may not change the time and form of any payment in a manner that would cause the Participant to incur additional taxes or penalties under Code Section 409A.

Article XVII

Deferrals

The Committee may permit (upon timely election by the Participant) or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Performance Shares, or the satisfaction of any requirements or goals with respect to Performance Units or Cash-Based Awards. If any such deferral election is required or permitted, the Committee may, in its sole discretion, establish rules and procedures for such payment deferrals in a manner consistent with Code Section 409A and the regulations thereunder.

Article XVIII

Withholding

Section 18.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

Section 18.2    Share Withholding. With respect to tax withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or RSUs, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing before the date in which income is realized by the Participant in connection with the particular transaction, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The amount of required withholding shall be a specified rate not less than the statutory minimum federal, state and local (if any) withholding rate, and not greater than the maximum federal, state and local (if any) marginal rate applicable to the Participant and to the particular transaction.

Exhibit A

Article XIX

Compliance with Code Section 409A

Section 19.1    Awards Subject to Code Section 409A. The provisions of this Section 19.1 shall apply to any Award or portion thereof that is or becomes subject to Code Section 409A, notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award. Awards subject to Code Section 409A include, without limitation:

(a)

Any Nonqualified Stock Option having an exercise price per share less than the Fair Market Value determined as of the date of grant of such Option or that permits the deferral of compensation other than the deferral of recognition of income until the exercise or transfer of the Option or the time the shares acquired pursuant to the exercise of the option first become substantially vested.

(b)

Any Award that either provides by its terms, or under which the Participant makes an election, for settlement of all or any portion of the Award either (i) on one or more dates following the end of the Short-Term Deferral Period (as defined below) or (ii) upon or after the occurrence of any event that will or may occur later than the end of the Short-Term Deferral Period.

Subject to U.S. Treasury Regulations promulgated pursuant to Code Section 409A (“Section 409A Regulations”) or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in Section 409A Regulations or other applicable guidance.

Section 19.2    No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan pursuant to any Award subject to Code Section 409A, except as provided by Code Section 409A and Section 409A Regulations.

Section 19.3    Separation from Service. If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s termination of employment or other Service and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, a termination of employment or other Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A.

Section 19.4    Timing of Payment to a Specified Employee. If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s separation from Service at such time as the Participant is a “specified employee” and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from Service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Code Section 409A; otherwise, specified employees will be identified using the default standards contained in the regulations under Code Section 409A.

Article XX

Amendment and Termination

Section 20.1    Amendment, Modification, and Termination of the Plan. The Board or the Committee may at any time terminate, suspend or amend the Plan without the authorization of shareholders to the extent allowed by law, including without limitation any rules issued by the Securities and Exchange Commission under Section 16 of the 1934 Act, insofar as shareholder approval thereof is required in order for the Plan to continue to satisfy the requirements of Rule 16b‑3 under the 1934 Act, or the rules of any applicable stock exchange. No termination, suspension or amendment of the Plan shall adversely affect any right acquired by any Participant under an Award granted before the date of such termination, suspension or amendment, unless such Participant shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right.

Section 20.2    Amendment of Awards. The Committee may unilaterally amend the terms of any Award Agreement previously granted, except that (i) no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law, stock exchange rules or accounting rules; and (ii) in no event may an Option or SAR be amended or modified, other than as provided in Section 4.4, to decrease the Option or SAR exercise or base price thereof, or be cancelled in exchange for cash, a new Option or SAR with a lower exercise price or base price, or other Awards, or otherwise be subject to any action that would be treated for accounting purposes as a “repricing” of such Option or SAR, unless such action is approved by the Company’s shareholders.

Exhibit A

Article XXI

Miscellaneous

Section 21.1    Approval Restrictions. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of Shares is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of Shares thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained, free of any conditions not acceptable to the Committee.

Section 21.2    Securities Law Compliance. With respect to Participants subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. If any provision of this Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in the preceding sentence, that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Participants who are then subject to Section 16 of the 1934 Act. In addition, no Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant, exercise, vesting or settlement of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such Shares of the same class are then listed, and under any blue sky or other securities laws applicable to such Shares.

Section 21.3    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

Section 21.4   Rights as a Shareholder. The recipient of any Award under the Plan, unless otherwise provided by the Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for Shares are issued to the recipient.

Section 21.5    Forfeiture. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

Section 21.6    Rights as Employee, Nonemployee Director, Consultant, or Adviser. No person, even though eligible pursuant to Article V, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Nonemployee Director, consultant, or adviser or interfere with or limit in any way any right of the Company or Affiliate to terminate the Participant’s Service at any time. To the extent that an Employee of an Affiliate receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

Section 21.7    Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

Section 21.8    Effect on Other Plans. Unless otherwise specifically provided, participation in the Plan shall not preclude a Participant’s eligibility to participate in any other benefit or incentive plan. Any Awards made pursuant to the Plan shall not be considered as compensation in determining the benefits provided under any other plan.

Section 21.9    No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

Exhibit A

Section 21.10    Over/Under Payments. If any Participant or beneficiary receives an underpayment of Shares or cash payable under the terms of any Award, payment of any such shortfall shall be made as soon as administratively practicable. If any Participant or beneficiary receives an overpayment of Shares or cash payable under the terms of any Award for any reason, the Committee or its delegate shall have the right, in its sole discretion, to take whatever action it deems appropriate, including but not limited to the right to require repayment of such amount or to reduce future payments under this Plan, to recover any such overpayment. Notwithstanding the foregoing, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the Participant knowingly or through gross negligence engaged in the misconduct, or knowingly or through gross negligence failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission of the financial document embodying such financial reporting requirement. Further, a Participant’s rights with respect to any Award shall be subordinated to any right the Company has to recover amounts under the Award under any agreement with the Participant or any recoupment or clawback policy adopted consistent with the listing standards of the Nasdaq Stock Market, Section 10D of the Exchange Act, and any other applicable rules and regulations promulgated thereunder from time to time.

Section 21.11    Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Affiliate shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Affiliate and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Affiliate. The Participants shall have no claim against any Affiliate for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

Section 21.12    No Liability With Respect to Adverse Tax Treatment. Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Affiliate be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S., foreign, state, local, or other tax treatment or (ii) avoid adverse tax treatment under U.S., foreign, state, local, or other law, including, without limitation, Code Section 409A.

Section 21.13    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 21.14    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Section 21.15    Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Ohio.

Section 21.16    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company.

Section 21.17    Provisions Regarding Transferability of Awards.

(a)

General. Except as otherwise provided below, Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder. Except as otherwise provided in the Plan, all rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to such Participant.

(b)

Nonqualified Stock Options and Stock Appreciation Rights. No NSO or SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder. Notwithstanding the foregoing or anything in part (a) above, a Participant, at any time prior to his death, may assign all or any portion of the NSO or SAR to (i) his spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his spouse or lineal descendant, or (iii) a tax‑exempt organization as described in Code Section 501(c)(3). In such event the spouse, lineal descendant, trustee or tax‑exempt organization shall be entitled to all of the rights of the Participant with respect to the assigned portion of such NSO or SAR, and such portion of the NSO or SAR shall continue to be subject to all of the terms, conditions and restrictions applicable to the NSO or SAR as set forth herein, and in the related Award Agreement, immediately prior to the effective date of the assignment. Any such assignment shall be permitted only if (i) the Participant does not receive any consideration therefore, and (ii) the assignment is expressly approved by the Committee or its delegate. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Committee or its delegate on or prior to the effective date of the assignment.

(c)

Incentive Stock Options. Notwithstanding anything in part (a) and (b) above, no ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent or distribution.

(d)

Nonemployee Directors. Notwithstanding anything in parts (a), (b), or (c) to the contrary, a Nonemployee Director at any time prior to his or her death, may assign all or any portion of an Award granted to him or her under the Plan to (i) his or her spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his or her spouse or lineal descendant or (iii) a tax‑exempt organization as described in Code Section 501(c)(3). In such event, the spouse, lineal descendant, trustee, or tax‑exempt organization shall be entitled to all of the rights of the Participant with respect to the assigned portion of such Award, and such portion of the Award shall continue to be subject to all of the terms, conditions and restrictions applicable to the Award as set forth herein, and in the related Award Agreement, immediately prior to the effective date of the assignment. Any such assignment shall be permitted only if (i) the Participant does not receive any consideration therefore, and (ii) the assignment is expressly approved by the Committee or its delegate. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Committee or its delegate on or prior to the effective date of the assignment.

ROCKY BRANDS

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 12:00 a.m., Eastern Time, on June 7, 2023.

Online
Go to www.envisionreports.com/RCKY or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 3 and 4, and 1 YEAR on Proposal 2.

1. Election of Directors

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Mike Brooks	☐	☐	02 - Jason Brooks	☐	☐	03 - Robyn R. Hahn	☐	☐
04 - Tracie A. Winbigler	☐	☐	05 - Dwight E. Smith	☐	☐			

Proposal	1Year	2 Years	3 Years	Abstain
2. Recommend, by advisory non-binding vote, the frequency of advisory votes on the compensation of our named executive officers;	☐	☐	☐	☐

Proposal	For	Against	Abstain
3. Approve, on an advisory non-binding basis, the compensation of our named executive officers;	☐	☐	☐
4. Ratify the selection of Schneider Downs & Co., Inc. as the Company's registered independent accounting firm for the fiscal year ending December 31, 2023; and	☐	☐	☐

5. Transact any other business which may properly come before the meeting of any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Signature(s) shall agree with the name(s) printed on this proxy. If shares are registered in two names, both shareholders should sign this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting. ☐

03SZGB

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IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — ROCKY BRANDS, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — June 7, 2023

The undersigned hereby appoints JASON BROOKS, JEREMY D. SIEGFRIED, and CURTIS A. LOVELAND, or any one of them acting alone, my attorneys and proxies, with full power of substitution to each, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held on June 7, 2023, 3:00 p.m., local time, at the Ohio University Inn & Conference Center located at 331 Richland Avenue, Athens, OH 45701, and at any adjournment thereof, with all of the powers I would have if personally present, for the purposes listed on the reverse side.

The undersigned gives unto said attorneys and proxies, or substitutes, full power and authority to do whatsoever in their opinion may be necessary or proper to be done in the exercise of the power hereby conferred, including the right to vote for any adjournment, hereby ratifying all that said attorneys and proxies, or substitutes, may lawfully do or cause to be done by virtue hereof. Any of the said attorneys and proxies, or substitutes, who shall be present and shall act at the meeting shall have and may exercise all the powers of said attorneys and proxies hereunder.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS (PROPOSAL 1), 1 YEAR ON PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PROXIES LISTED ON THE REVERSE SIDE WILL VOTE IN THEIR DISCRETION.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, dated April 17, 2023, the Proxy Statement and the Annual Report of the Company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

Please sign and date this Proxy below and return it in the enclosed envelope.